As filed with the Securities and Exchange Commission on November 19, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	6331	98-0395986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AXIS SPECIALTY FINANCE LLC

(Exact name of registrant as specified in its charter)

Delaware	6331	27-2107947
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AXIS SPECIALTY FINANCE PLC

(Exact name of registrant as specified in its charter)

England and Wales	6331	98-1148840
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

92 Pitts Bay Road,

Pembroke HM 08, Bermuda,

Telephone: (441) 496-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AXIS Specialty Finance LLC

Attn: General Counsel

11680 Great Oaks Way, Suite 500,

Alpharetta, Georgia 30022

Telephone: (678) 746-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Conrad Brooks, Esq.	Lesley Peng, Esq.
Corporate Secretary, General Counsel	Simpson Thacher & Bartlett LLP
AXIS Capital Holdings Limited	425 Lexington Avenue
92 Pitts Bay Road,	New York, NY 10017-3954
Pembroke HM 08, Bermuda	Telephone: (212) 455-2000
Telephone: (441) 496-2600

Approximate date of commencement of proposed sale to the public: From time to time after the filing of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common shares, par value $0.0125 per share, of AXIS Capital
Preference shares of AXIS Capital
Depositary shares of AXIS Capital(4)
Debt securities of AXIS Capital
Warrants of AXIS Capital(5)
Purchase contracts of AXIS Capital
Purchase units of AXIS Capital(6)
Debt securities of AXIS Finance
Guarantees issued by AXIS Capital of AXIS Finance debt securities(7)
Debt securities of AXIS Finance PLC
Guarantees issued by AXIS Capital of AXIS Finance PLC debt securities(7)

(1)

Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the “Securities”) is being registered as may from time to time be issued at indeterminate prices and offered and sold by AXIS Capital Holdings Limited (“AXIS Capital”), AXIS Specialty Finance LLC (“AXIS Finance”) or AXIS Specialty Finance PLC (“AXIS Finance PLC”).

(2)

Also includes an indeterminate amount of Securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other Securities that provide for conversion or exchange into such Securities, upon exercise of warrants for such Securities or upon settlement of purchase contracts. Separate consideration may or may not be received for Securities issuable upon such conversion, exchange, exercise or settlement.

(3)	Pursuant to Rules 456(b) and 457(r), the registrants elect to defer payment of all of the registration fees.
(4)

Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event AXIS Capital elects to offer to the public fractional interests in the preference shares or common shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preference shares or common shares will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(5)	Warrants may be sold separately or with securities.
(6)

Each purchase unit consists of (a) a purchase contract; (b) warrants and/or (c) debt securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.

(7)	No separate consideration will be received from the guarantees of the AXIS Finance debt securities or the AXIS Finance PLC debt securities.

PROSPECTUS

AXIS Capital Holdings Limited

Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Purchase Units

AXIS Specialty Finance LLC and

AXIS Specialty Finance PLC

Debt Securities Fully and Unconditionally Guaranteed by AXIS Capital Holdings Limited

We may offer, from time to time, common shares, preference shares, depositary shares, debt securities, warrants, contracts to purchase shares of our common shares or purchase units consisting of (1) a purchase contract; (2) warrants and/or (3) debt securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.

AXIS Specialty Finance LLC is a Delaware limited liability company. AXIS Specialty Finance LLC may offer, from time to time, debt securities. AXIS Specialty Finance PLC is an English public company limited by shares. AXIS Specialty Finance PLC may offer, from time to time, debt securities. We will fully and unconditionally guarantee all payment obligations due on the debt securities issued by AXIS Specialty Finance LLC and AXIS Specialty Finance PLC, as described in this prospectus and in an applicable prospectus supplement.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, if any.

Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “AXS.”

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 19, 2019.

PROSPECTUS SUMMARY

This prospectus is part of a joint registration statement filed by AXIS Capital Holdings Limited, AXIS Specialty Finance LLC and AXIS Specialty Finance PLC with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our common shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, references to the “Company,” “AXIS Capital,” “we,” “us” or “our” refer to the consolidated operations of AXIS Capital Holdings Limited and its direct and indirect subsidiaries and branches unless the context suggests otherwise. As used in this prospectus, references to “AXIS Finance” refer to AXIS Specialty Finance LLC and references to “AXIS Finance PLC” refer to AXIS Specialty Finance PLC.

References in this prospectus to “U.S. dollar” or “$” are to the lawful currency of the United States of America.

RISK FACTORS

Investing in our securities involves risks. In addition to the risks discussed in the applicable prospectus supplement, you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts included in this prospectus, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are “forward-looking statements.” We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control.

Forward-looking statements contained in this prospectus may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include but are not limited to those described under the caption “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or such document incorporated by reference, as the case may be. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED

AXIS Capital, the Bermuda-based holding company for the AXIS group of companies. was incorporated on December 9, 2002. AXIS Specialty Limited commenced operations on November 20, 2001. AXIS Specialty Limited and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to an exchange offer consummated on December 31, 2002.

AXIS Capital, through its operating subsidiaries, provides a broad range of specialty insurance and reinsurance solutions to its clients on a worldwide basis, with locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. AXIS Capital’s business consists of two distinct global underwriting platforms, AXIS Insurance and AXIS Re.

Our principal executive offices are located at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 496-2600.

AXIS FINANCE

AXIS Finance was formed in Delaware on March 12, 2010 as a limited liability company and is a direct wholly-owned subsidiary of AXIS Specialty U.S. Holdings, Inc. and an indirect wholly-owned subsidiary of AXIS Capital. AXIS Finance is a finance subsidiary without other material business activities. The principal executive office of AXIS Finance is 11680 Great Oaks Way, Suite 500, Alpharetta, Georgia 30022 and its telephone number is (678) 746-9000.

Copies of the certificate of formation and the limited liability company agreement will be included as exhibits to the registration statement of which this prospectus is a part.

AXIS FINANCE PLC

AXIS Finance PLC was incorporated and registered in England and Wales on January 3, 2014 as a public company limited by shares and is a direct wholly owned subsidiary of AXIS Specialty Holdings Bermuda Limited and an indirect 100% owned subsidiary of AXIS Capital. AXIS Finance PLC is a finance subsidiary without other material business activities. The principal executive office of AXIS Finance PLC is 52 Lime Street, London, England EC3M 7AF and its telephone number is 44 207 050 8220.

Copies of the certificate of incorporation, the memorandum of association and the articles of association will be included as exhibits to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us, AXIS Finance and AXIS Finance PLC will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF OUR SHARE CAPITAL

The following is a summary of the material provisions of our memorandum of association and bye-laws and the shareholders agreement among substantially all of our founding shareholders. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. In this section, “we,” “us” and “our” refer to AXIS Capital and not any of our subsidiaries.

General

We are authorized to issue up to an aggregate of 800,000,000 shares, par value $0.0125 per share. As of September 30, 2019, there were (1) approximately 176,580,000 common shares issued and approximately 83,947,000 outstanding, (2) 9,000,000 Series D preferred shares, par value $0.0125 per share and liquidation preference of $25.00 per share, issued and outstanding and (3) 220,000 Series E preferred shares, par value $0.0125 per share and liquidation preference of $2,500.00 per share, issued and outstanding.

Common Shares

Except as described below, our common shares have no pre-emptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights.

Dividends

Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Winding-Up or Distribution

In the event of winding-up or distribution, the holders of our common shares are entitled to receive at least the pro-rata portion of any cash distributed, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

Voting Rights

In general, and except as provided below, shareholders have one vote for each share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the “controlled shares” (as defined below) of a “United States person” (as defined in the Internal Revenue Code of 1986, as amended, hereinafter referred to as the “Code”) would constitute 9.5% or more of the votes conferred by the issued shares and such United States person would generally be required to recognize income with respect to AXIS Capital under Section 951(a)(1) of the Code, if AXIS Capital were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%, the voting rights exercisable by a shareholder with respect to such shares shall be reduced so that no United States person is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, the voting power for a “Direct Foreign Shareholder Group” (as defined below) shall be reduced so that no Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. Our board of directors may also limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. “Controlled shares” includes, among other things, all shares that a United States person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not United States persons. This provision will not apply if a shareholder owns greater than 75% of our issued and outstanding shares.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder’s voting rights.

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as we may by resolution of the shareholders determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable.

The particular rights and preferences of any preference shares will be described in a prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the preference shares being offered. We strongly encourage you to refer to our memorandum of association and bye-laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preference shares.

A prospectus supplement will describe the terms of each class or series of preference shares we offer, including, to the extent applicable:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital shares, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue or be payable on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. Dividends on preference shares may be cumulative or non-cumulative. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such preference amounts, if any, as may be payable in case of our liquidation, dissolution or winding up.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series that pay dividends on a cumulative basis or for the immediately preceding dividend period of the other class or series of preference shares that pay dividends on a non-cumulative basis. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding that pay dividends on a cumulative basis or for the immediately preceding dividend period on all of the preference shares then outstanding that pay dividends on a non-cumulative basis are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable or payable with respect to such dividend period, as applicable, on each class or series for all past dividend periods bear to the total dividends then accumulated and payable or payable with respect to such dividend period, as applicable, for all past dividend periods on all outstanding preference shares.

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to AXIS Capital. Our operating subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions.

Under the Insurance Act 1978 of Bermuda (the “Insurance Act”), AXIS Specialty Limited is required to maintain its statutory capital and surplus at levels equal to or in excess of its minimum liquidity ratio, its minimum solvency margin and its enhanced capital requirement. AXIS Specialty Limited may not declare or pay a dividend or distribution if such payment would cause it to no longer comply with its capital requirements under the Insurance Act.

In addition, as the AXIS group of companies (the “AXIS Group”) is regulated by the Bermuda Monetary Authority for group supervision purposes, the AXIS Group is also required to maintain its group capital at a level equal to or in excess of its minimum group solvency margin and comply with its group enhanced capital requirement. The ability of AXIS Capital to declare and pay dividends and distributions will be conditional upon the AXIS Group continuing to comply with its group capital requirements.

As used in this prospectus, “regulatory capital adequacy event” means that our minimum solvency margin, capital adequacy ratios and/or any other comparable ratio, regulatory capital resource or level (applicable on an individual or group basis), or any equivalent terminology employed by the then-applicable capital adequacy regulations, is/are below the capital adequacy requirements imposed upon us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the then-applicable capital adequacy regulations which includes our ‘‘Enhanced Capital Requirements” (as defined in the Bermuda capital regulations) or any equivalent terminology employed by the then-applicable capital adequacy regulations.

As used in this prospectus, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations). See “Risk Factors” in our Annual Report on Form 10-K for the most recent fiscal year.

Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. If dividends on such class or series of preference shares are cumulative, holders will also receive an amount equal to all accrued but unpaid dividends thereon before any of our assets will be paid or distributed to holders of our common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

The applicable prospectus supplement for any class or series of preference shares will state the terms, if any, on which such class or series of preference shares will be redeemable, whether in whole or in part, on a mandatory basis, at our option or at the option of the holder.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro-rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Bermuda Companies Act of 1981, as amended (the “Companies Act”), no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities.

Conversion Rights

The terms of preference shares of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of preference shares upon conversion or exchange would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or our bye-laws.

Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

Any preference shares retired by purchase or redemption, or otherwise acquired by us or converted into other shares, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as otherwise stated in the applicable prospectus supplement and in the certificate of designation establishing such series of preference shares or as required by applicable law, the holders of preference shares will have no general voting rights, which means that they will not be entitled to vote on matters submitted to a vote of our common shareholders.

The applicable prospectus supplement for a series may provide for special voting rights, including that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount or for an aggregate period specified in the applicable prospectus supplement, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors.

The applicable prospectus supplement for a series may also provide that rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares.

Holders of preference shares would be entitled to vote in the event we were to merge into or amalgamate with another company. The approval of the holders of a majority of the preference shares would be required, voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)

we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)

we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)

we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our shares ranking junior to the preference shares as to dividends and upon liquidation.

Pre-emptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any pre-emptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Bye-laws

In addition to the provisions described above, the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board of Directors. Our bye-laws provide that our board of directors shall consist of between 9 and 16 members, or such number as determined by the shareholders. The current board of directors consists of 12 persons and is divided into three classes. Each director serves a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause at an annual general meeting by the affirmative vote of shareholders holding a majority of the aggregate voting power of all of our issued and outstanding shares; provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least 14 days before that meeting. Such vacancy may be filled by the shareholders at the meeting at which such director is removed. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director, from an increase in the size of the board of directors or from a vacancy left unfilled at a general meeting.

Shareholder Action. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. In addition, most actions that may be approved by resolution of our shareholders in a general meeting may, without a meeting, be approved by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.

Voting of Subsidiary Shares. If we are required or entitled to vote at a general meeting of any of our direct subsidiaries on matters other than appointment, removal and remuneration of auditors, approval of financial statements and reports thereon and remuneration of directors, our directors must refer the subject matter of the vote to our shareholders and seek authority from such shareholders as to how they should vote on the resolution proposed by the subsidiary. Substantially similar provisions are contained in the bye-laws or equivalent governing documents of most of our non-U.S. subsidiaries.

Amendment. Our bye-laws may only be amended by a resolution adopted by our board of directors and by resolution of our shareholders.

Restrictions on Transfer of Shares

Our board of directors may decline to register a transfer of any common shares or preference shares (1) if it appears to the board of directors, in its sole and reasonable discretion, after taking into account the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or their affiliates may occur as a result of such transfer or (2) subject to any applicable requirements of the NYSE, if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

Acquisition of Shares by Us

Under our bye-laws and subject to Bermuda law, if our board of directors determines that any shareholder’s ownership of common shares or preference shares may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders or their affiliates, we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares or preference shares that is necessary to avoid or cure any such adverse consequences at a price determined in the good faith discretion of the board of directors to represent the shares’ fair market value.

Issuance of Shares

Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued common shares or preference shares as it determines, including the issuance of any common shares or class or series of shares with preferred, deferred or other special rights.

The restrictions on transfer, voting restrictions, right to acquire shares and right to issue additional shares or a new class or series of shares described above may have the effect of delaying, deferring or preventing a change in control of AXIS Capital.

Anti-Takeover Provisions and Insurance Regulations Concerning Change of Control

Some of the provisions of our bye-laws as well as some insurance regulations concerning change of control could delay or prevent a change of control.

Differences in Corporate Law

The Companies Act, which applies to us, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of some significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ from provisions of the State of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer of us for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction; provided that the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act; provided that the director is not disqualified from doing so by the chairman of the meeting.

Under Delaware law, such a transaction would be voidable unless (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors or a committee of disinterested directors and the board of directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the shareholders. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on the issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to applicable Bermuda insurance laws and regulatory constraints. See “—Preference Shares—Dividends.”

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the company and would be conducive to attaining the objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate or merge with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation or merger, a shareholder who did not vote in favor of the amalgamation or merger may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice in accordance with the Companies Act require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except in the case of amalgamations and mergers with and between wholly owned subsidiaries, a resolution of shareholders approved by a majority of at least 75% of the votes cast. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders, and not by written consent, holding at least two-thirds of our outstanding common shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of stockholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify and secure harmless out of our assets our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) (the “Indemnitees”) from and against all actions, costs, charges, losses, damages or expenses incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. We may also advance moneys to the Indemnitees for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on the condition that any person to whom such moneys are advanced will repay the advance if any allegation of fraud or dishonesty is proved against such person.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include such a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by our President or by our Chairman. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of AXIS Capital as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Approval of Corporate Matters by Written Consent. Under our bye-laws and the Companies Act, shareholders may take action by written consent and pursuant to our bye-laws, 100% shareholders consent is required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof who did not vote in favor of the amendment have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the shares entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of shares.

Amendment of Bye-laws. Consistent with the Companies Act, AXIS Capital’s bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Listing

Our common shares are listed on the NYSE under the trading symbol “AXS.” Our preference shares may be listed from time to time as set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., whose principal executive office is located at 480 Washington Boulevard, Jersey City, NJ 07310. The transfer agent and registrar for each class or series of preference shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEPOSITARY SHARES

The following is a summary of the material provisions of the forms of depositary agreement and depositary receipt we may issue from time to time. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus is a part.

General

We may issue depositary shares representing proportional fractional interests in common shares or preference shares which will be evidenced by depositary receipts. We will deposit the underlying common shares or preference shares with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement.

Dividends and Other Distributions

Unless otherwise specified in the applicable prospectus supplement, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited common shares or preference shares, including any additional amounts as described in the applicable prospectus supplement, to the record holders of depositary shares relating to the underlying common shares or preference shares in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited common shares or preference shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Depositary Shares

Subject to Bermuda law, if we redeem preference shares represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the preference shares held by the depositary.

Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing preference shares so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or in such other manner as we may determine to be fair and equitable. Unless otherwise specified in the applicable prospectus supplement, the depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the preference shares and a corresponding number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Because each depositary share will represent a fractional interest in a common share or preference share, holders of depositary receipts will be entitled to a fraction of a vote per deposited common share or preference share under the circumstances in which holders of such deposited common shares or preference shares are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of any deposited common shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preference shares, may instruct the depositary to vote the amount of the common shares or preference shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the common shares or preference shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the common shares or preference shares, it will not vote the amount of the common shares or preference shares represented by such depositary shares.

Preemptive and Conversion Rights

Unless otherwise specified in an applicable prospectus supplement, the holders of the depositary shares do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

Unless otherwise specified in the applicable prospectus supplement, Computershare, Inc. and Computershare Trust Company, N.A. will be the depositary for the depositary shares. Computershare Trust Company, N.A. will be the transfer agent and registrar for the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.

The Deposit Agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•

there has been made a final distribution in respect of the common shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.

Fees, Charges and Expenses

Unless otherwise specified in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the common shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited common shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.

Resignation and Removal of Depositary

Unless otherwise specified in the applicable prospectus supplement, the depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.

Miscellaneous

Unless otherwise specified in the applicable prospectus supplement, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited common shares or preference shares unless satisfactory indemnity is furnished.

DESCRIPTION OF AXIS CAPITAL DEBT SECURITIES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities we may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Capital Debt Securities,” references to the “Company,” “we,” “our,” and “us,” refer to AXIS Capital and not to any of its subsidiaries.

Senior Debt Indenture, Subordinated Debt Indenture and Junior Subordinated Debt Indenture

We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to the senior debt indenture dated as of November 15, 2004 between AXIS Capital and The Bank of New York Mellon, as trustee. Such senior debt indenture is referred to in this prospectus as the “senior debt indenture.” We will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into between AXIS Capital and The Bank of New York Mellon, as trustee. Such subordinated debt indenture is referred to in this section as the “subordinated debt indenture.” We will issue any junior subordinated debt securities pursuant to a junior subordinated debt indenture to be entered into between AXIS Capital and The Bank of New York Mellon, as trustee. Such junior subordinated debt indenture is referred to in this section as the “junior subordinated debt indenture.” The senior debt indenture, the subordinated debt indenture and the junior subordinated debt indenture are collectively referred to in this section as the “indentures.”

The senior debt indenture is substantially the same as the subordinated debt indenture and the junior subordinated debt indenture except that (1) the senior debt indenture, unlike the subordinated debt indenture and the junior subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture and junior subordinated debt indenture, unlike the senior debt indenture, provide for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Capital. None of the senior debt indenture, the subordinated debt indenture or the junior subordinated debt indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.

Senior, Subordinated and Junior Subordinated Debt Securities

The debt securities will be our unsecured senior, subordinated or junior subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt and “junior subordinated” debt. The term “subordinated” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “junior subordinated” debt. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture or the subordinated debt indenture, as applicable.

We may issue the senior debt securities pursuant to the senior debt indenture in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

We may issue the subordinated debt securities pursuant to the subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the subordinated debt indenture will be equal in ranking. The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “—Subordination Under the Subordinated Debt Indenture.”

We may issue the junior subordinated debt securities pursuant to the junior subordinated debt indenture in one or more series. All series of junior subordinated debt securities issued under the junior subordinated debt indenture will be equal in ranking. The debt securities issued under the junior subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the junior subordinated debt securities to all our senior indebtedness and subordinated indebtedness in the manner described below under the caption “—Subordination Under the Junior Subordinated Debt Indenture.”

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to make payments on its debt securities depends almost exclusively on the ability of its subsidiaries to pay dividends and make intercompany transfers. AXIS Capital’s insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors” and our Consolidated Financial Statements in our Annual Report on Form 10-K for the most recent fiscal year.

Additionally, the senior debt securities issued pursuant to the senior debt indenture, the subordinated debt securities issued under the subordinated debt indenture and the junior subordinated debt securities issued under the junior subordinated debt indenture will effectively each be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on debt securities issued under the senior debt indenture, the subordinated debt indenture and the junior subordinated debt indenture.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior, subordinated or junior subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or any additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited, AXIS Reinsurance Company and AXIS Specialty Holdings Ireland Limited; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary. As of September 30, 2019, the consolidated total assets of each of AXIS Specialty Limited, AXIS Reinsurance Company, AXIS Re SE (and their respective holding companies: AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Global Holdings Limited and AXIS Specialty Holdings Ireland Limited) constituted at least 20% of our total consolidated assets.

Consolidation, Merger, Amalgamation and Sale of Assets. The indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

we are the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the Organization for Economic Cooperation and Development (“OECD”) and expressly assumes by supplemental indenture our obligations on the securities and under the indentures;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

Restrictions on Dispositions. The senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•

we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

The senior debt indenture does not restrict the merger or consolidation of an AXIS Capital subsidiary, including a restricted subsidiary, into or with another person or the transfer of assets from an AXIS Capital subsidiary, including a restricted subsidiary, to any other person, including us or another of our subsidiaries.

Commission Reports. Under the indentures we are required to provide to the trustee, within 15 days after we file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officer’s Certificates). The trustee shall be under no obligation to analyze or make any credit decisions with respect to reports or other information received by it, but shall hold such reports and other information solely for the benefit of, and review by, the security holders. Notwithstanding the foregoing, we will be deemed to have satisfied these requirements if (i) we have filed such reports, information or documents with the SEC via the EDGAR (or successor) filing system or (ii) we have made such reports, information or documents otherwise available electronically.

Events of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium or any additional amounts when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization; or

•

a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

The indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in aggregate principal amount of each affected series of debt securities issued under the relevant indenture (voting as separate classes), may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities. Under the senior debt indenture, if an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, all unpaid principal of all the securities then outstanding, and interest accrued thereon, if any, shall be due and payable immediately, without any declaration or other act on the part of the trustee or any holder.

Upon conditions specified in the indentures, however, the holders of a majority in aggregate principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders against the costs, expenses and liabilities for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of conducting any proceeding to exercise any trust or power conferred in the indentures or for any remedy available to the trustee.

The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

Except as set forth in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

Except as set forth in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indentures or from specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the U.S. Internal Revenue Service (“IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of the debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities of each such series issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest or any additional amount is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment. The junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior debt securities and subordinated debt securities that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (each, a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)

any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that (a) the holder or beneficial owner of such debt security was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) the holder presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) the holder presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(3)

any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(4)

any withholding or deduction imposed on or in respect of any debt security pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986, as amended; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities of a series at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, treaties, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any other taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any other taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities of such series as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination Under the Subordinated Debt Indenture

The subordinated debt indenture provides that payment of the principal of and any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness.

The subordinated debt indenture defines senior indebtedness as the principal of and any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

•	any of our indebtedness to our subsidiaries.

The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Subordination Under the Junior Subordinated Debt Indenture

The junior subordinated debt indenture provides that payment of the principal of and any premium and interest on and additional amounts with respect to debt securities issued under the junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness and subordinated indebtedness. The definition and description of senior indebtedness in the junior subordinated debt indenture is the same as the definition and description of senior indebtedness in the subordinated debt indenture as described above under the caption “—Subordination Under the Subordinated Debt Indenture.”

The junior subordinated debt indenture defines subordinated indebtedness as the principal of and any premium and interest on and additional amounts with respect to (1) all our subordinated indebtedness, whether incurred prior to or after the date of the junior subordinated indenture, and (2) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such subordinated indebtedness, other than any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the junior subordinated debt securities.

The junior subordinated debt indenture does not limit the amount of senior indebtedness or subordinated indebtedness that we can incur.

The holders of all senior indebtedness and all subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior indebtedness or any subordinated indebtedness or if any event of default exists under the terms of any senior indebtedness or any subordinated indebtedness.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. Each of AXIS Capital and the trustee, and each holder of our debt securities by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any right to a jury trial.

The Indenture Trustees

The Bank of New York Mellon, formerly known as The Bank of New York, acts as the trustee under the senior debt indenture and will act as trustee under the subordinated debt indenture and the junior subordinated debt indenture. The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance senior debt indenture, acts as trustee under the AXIS Finance PLC senior debt indenture, will act as trustee under the AXIS Finance subordinated debt indenture, will act as trustee under the AXIS Finance PLC subordinated debt indenture, will act as trustee under the AXIS Finance junior subordinated debt indenture, will act as trustee under the AXIS Finance PLC junior subordinated debt indenture and as institutional trustee.

DESCRIPTION OF OUR WARRANTS

The following is a summary of the material terms and conditions of the forms of warrant agreement and warrant certificate representing each warrant. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.

Warrants

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	provisions for changes to or adjustments in the exercise price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

the designation, number or aggregate principal amount and terms of the warrant property (as defined below) purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the warrant property purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase, or receive cash value determined in whole or in part by reference to the performance, level or value of, one or more of the following:

•	our securities or the securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “warrant property.”

The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of other warrants.

Governing Law

Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

DESCRIPTION OF AXIS FINANCE DEBT SECURITIES AND AXIS CAPITAL DEBT GUARANTEES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities AXIS Finance may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees,” references to “AXIS Finance” refer to AXIS Finance and not to any subsidiaries and references to “AXIS Capital” refer to AXIS Capital and not to any of its subsidiaries.

The AXIS Finance Senior Debt Indenture, the AXIS Finance Subordinated Debt Indenture and the AXIS Finance Junior Subordinated Debt Indenture

AXIS Finance, an indirect and wholly owned subsidiary of AXIS Capital, may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. The debt securities of AXIS Finance will be fully and unconditionally guaranteed by AXIS Capital, but will not be guaranteed by any subsidiaries of AXIS Capital. AXIS Finance will issue any senior debt securities pursuant to the senior debt indenture dated as of March 23, 2010 among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such senior debt indenture is referred to in this prospectus as the “AXIS Finance senior debt indenture.” AXIS Finance will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such subordinated debt indenture is referred to in this section as the “AXIS Finance subordinated debt indenture.” AXIS Finance will issue any junior subordinated debt securities pursuant to a junior subordinated debt indenture to be entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such junior subordinated debt indenture is referred to in this section as the “AXIS Finance junior subordinated debt indenture.” The AXIS Finance senior debt indenture, the AXIS Finance subordinated debt indenture and the AXIS Finance junior subordinated debt indenture are collectively referred to in this section as the “AXIS Finance indentures.”

The AXIS Finance senior debt indenture is substantially the same as the AXIS Finance subordinated debt indenture and the AXIS Finance junior subordinated debt indenture except that (1) the AXIS Finance senior debt indenture, unlike the AXIS Finance subordinated debt indenture and the AXIS Finance junior subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the AXIS Finance senior debt indenture and (2) the AXIS Finance subordinated debt indenture and the AXIS Finance junior subordinated debt indenture, unlike the AXIS Finance senior debt indenture, provide for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Finance. None of the AXIS Finance senior debt indenture, the AXIS Finance subordinated debt indenture or the AXIS Finance junior subordinated debt indenture limits the aggregate principal amount of indebtedness that AXIS Finance may issue, or that AXIS Capital may guarantee, from time to time.

Senior, Subordinated and Junior Subordinated Debt Securities

The debt securities will be AXIS Finance’s unsecured senior, subordinated or junior subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt and “junior subordinated” debt. The term “subordinated” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “junior subordinated” debt. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the AXIS Finance senior debt indenture or the AXIS Finance subordinated debt indenture, as applicable.

AXIS Finance may issue the senior debt securities pursuant to the AXIS Finance senior debt indenture in one or more series. All series of senior debt securities issued under the AXIS Finance senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all of AXIS Finance’s other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to its senior debt securities.

AXIS Finance may issue the subordinated debt securities pursuant to the AXIS Finance subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the AXIS Finance subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest owing under the subordinated debt securities to all of AXIS Finance’s senior indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance Subordinated Debt Indenture.”

AXIS Finance may issue the junior subordinated debt securities pursuant to the AXIS Finance junior subordinated debt indenture in one or more series. All series of junior subordinated debt securities issued under the AXIS Finance junior subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance junior subordinated debt indenture will be subordinate in right of payment in respect of principal and any premium or interest owing under the junior subordinated debt securities to all of AXIS Finance’s senior indebtedness and subordinated indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance Junior Subordinated Debt Indenture.”

AXIS Finance is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the credit character of the AXIS Finance debt securities is comparable to debt issued by a holding company. The ability of AXIS Finance and AXIS Capital to make payments on the debt securities and the guarantee depends almost exclusively on the ability of AXIS Capital’s subsidiaries to pay dividends and make intercompany transfers. The notes will be effectively subordinated to the obligations of AXIS Capital’s subsidiaries, other than AXIS Finance, meaning that holders of the notes will have a junior position to the claims of creditors of AXIS Capital’s subsidiaries (including policyholders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. AXIS Capital’s insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors” and our Consolidated Financial Statements in our Annual Report on Form 10-K for the most recent fiscal year.

Additionally, the senior debt securities issued pursuant to the AXIS Finance senior debt indenture, the subordinated debt securities issued under the AXIS Finance subordinated debt indenture, the junior subordinated debt securities issued under the AXIS Finance junior subordinated debt indenture and the guarantees will effectively be subordinated to any indebtedness of AXIS Capital’s subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than its creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of AXIS Capital’s subsidiaries would adversely impact its financial condition and possibly impair its ability to meet its obligations on the guarantees. In addition, any liquidation of the assets of any of AXIS Capital’s subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to AXIS Capital. This inability to pay dividends would further impair AXIS Capital’s ability to satisfy its obligations under the guarantees.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy AXIS Finance’s or AXIS Capital’s outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of AXIS Finance’s or AXIS Capital’s secured indebtedness would be entitled to receive payment of principal and interest prior to payments on debt securities issued under the AXIS Finance senior debt indenture, the AXIS Finance subordinated debt indenture and the AXIS Finance junior subordinated debt indenture.

Guarantees

The payment obligations of AXIS Finance pursuant to the debt securities will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the debt securities.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities AXIS Finance offers and the related guarantees, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior, subordinated or junior subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit AXIS Finance to buy back the debt securities on terms that it designates in the prospectus supplement. A sinking fund provision could either obligate or permit AXIS Finance to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether AXIS Finance is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right AXIS Finance may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the AXIS Finance indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right AXIS Finance may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities or the guarantees, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, AXIS Finance will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, AXIS Finance may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. AXIS Finance will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

AXIS Finance may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how AXIS Finance will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the AXIS Finance senior debt indenture, so long as any debt securities are outstanding, neither AXIS Capital nor any of its restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of its respective debt or other obligations unless any AXIS Finance debt securities and related guarantee issued under the AXIS Finance senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes AXIS Capital’s restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The AXIS Finance senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of its total consolidated assets; and (3) any successor to any such subsidiary. As of September 30, 2019, the consolidated total assets of each of AXIS Specialty Limited, AXIS Reinsurance Company, AXIS Re SE (and their respective holding companies, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Global Holdings Limited and AXIS Specialty Holdings Ireland Limited) constituted at least 20% of AXIS Capital’s total consolidated assets.

Consolidation, Merger, Amalgamation and Sale of Assets. The AXIS Finance indentures provide that AXIS Finance or AXIS Capital will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of its assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

AXIS Finance or AXIS Capital is the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the OECD and expressly assumes by supplemental indenture its obligations on the securities and under the AXIS Finance indentures;

•

following the completion of the transaction, AXIS Finance, AXIS Capital or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the AXIS Finance indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the AXIS Finance indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the AXIS Finance indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

The indentures relating to the AXIS Finance debt securities permits the surviving entity following a consolidation, merger or certain other action of the issuer or the guarantor to be organized under the laws of jurisdictions other than the United States or Bermuda. It is possible as a result that the jurisdiction of organization of such a surviving entity could impose withholding on payments made on the AXIS Finance debt securities. The terms of the AXIS Finance debt securities do not provide for the payment of additional amounts to holders in such a circumstance.

Restrictions on Dispositions. The AXIS Finance senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither AXIS Capital nor any of its restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the AXIS Finance debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by AXIS Finance, AXIS Capital or one of AXIS Capital’s restricted subsidiaries;

•

AXIS Capital disposes of all of the voting stock of a restricted subsidiary owned by it or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to AXIS Finance, AXIS Capital or another restricted subsidiary of AXIS Capital; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, AXIS Capital and its restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors.

The AXIS Finance senior debt indenture does not restrict the merger or consolidation of an AXIS Capital subsidiary into or with another person or the transfer of assets from a restricted subsidiary of AXIS Capital to any other person, including AXIS Finance, AXIS Capital or another of AXIS Capital’s subsidiaries.

Commission Reports. Under the AXIS Finance indentures, AXIS Capital is required to provide to the trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including AXIS Finance’s or AXIS Capital’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officer’s Certificates). The trustee shall be under no obligation to analyze or make any credit decisions with respect to reports or other information received by it, but shall hold such reports and other information solely for the benefit of, and review by, the security holders. Notwithstanding the foregoing, AXIS Capital will be deemed to have satisfied these requirements if (i) AXIS Capital has filed such reports, information or documents with the SEC via the EDGAR (or successor) filing system or (ii) AXIS Capital has made such reports, information or documents otherwise available electronically.

Events of Default

Unless AXIS Finance provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium when due; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization of AXIS Finance or AXIS Capital;

•

a continuing default, for more than 30 days after AXIS Finance or AXIS Capital receives notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance, AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•

the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the AXIS Finance indenture).

The AXIS Finance indentures provide that, under limited conditions specified in the AXIS Finance indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in aggregate principal amount of each affected series of debt securities issued under the relevant AXIS Finance indenture (voting as a single class) may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities. Under the AXIS Finance senior debt indenture, if an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, all unpaid principal of all the securities then outstanding, and interest accrued thereon, if any, shall be due and payable immediately, without any declaration or other act on the part of the trustee or any holder.

Upon conditions specified in the AXIS Finance indentures, however, the holders of a majority in aggregate principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the AXIS Finance indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The AXIS Finance indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders against the costs, expenses and liabilities for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the AXIS Finance indentures, the AXIS Finance indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of conducting any proceeding to exercise any trust or power conferred in the AXIS Finance indentures or for any remedy available to the trustee.

The AXIS Finance indentures provide that no holders of debt securities may institute any action against AXIS Finance, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The AXIS Finance indentures provide that AXIS Finance will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, AXIS Finance and AXIS Capital can discharge and defease obligations of AXIS Finance and AXIS Capital under the applicable indenture, debt securities and guarantees as set forth below and as provided in the AXIS Finance indentures. For purposes of the AXIS Finance indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, AXIS Finance and AXIS Capital are released and discharged from performing any further obligations under the relevant AXIS Finance indenture with respect to the debt securities. Covenant defeasance occurs when AXIS Finance and AXIS Capital are released from performing any further obligations under specific covenants in the relevant AXIS Finance indenture relating to the debt securities.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to be discharged from any and all future obligations with respect to debt securities of a particular series and the related guarantees or debt securities within a particular series and the related guarantees if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. AXIS Finance or AXIS Capital may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, and interest on the relevant debt securities when due.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to defease and be discharged from all of their obligations contained in the AXIS Finance indentures or from specific obligations under the covenants contained in the AXIS Finance indentures with respect to any debt securities of or within a series and the related guarantees. AXIS Finance or AXIS Capital may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal of and any premium and interest on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, AXIS Finance must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

AXIS Finance and AXIS Capital may exercise the defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities and guarantees. If AXIS Finance and AXIS Capital exercise the defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If AXIS Finance and AXIS Capital exercise the covenant defeasance option, payment of the affected debt securities and related guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities and related guarantees occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the AXIS Finance Indentures

The AXIS Finance indentures provide that AXIS Finance, AXIS Capital and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of its obligations under the AXIS Finance indentures, the debt securities or the guarantees;

•	add covenants that protect holders of the debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The AXIS Finance indentures also permit AXIS Finance, AXIS Capital and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities of each such series issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture; or

•	modify the guarantees in any manner adverse to the holders.

The AXIS Finance subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment. The AXIS Finance junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior debt securities and subordinated debt securities that would be adversely affected by the amendment.

Subordination Under the AXIS Finance Subordinated Debt Indenture

The AXIS Finance subordinated debt indenture provides that payment of the principal, any premium and interest with respect to debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance’s senior indebtedness.

The AXIS Finance subordinated debt indenture defines senior indebtedness as the principal of and any premium and interest on all its indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by AXIS Finance or AXIS Capital;

•	for obligations of others that AXIS Finance or AXIS Capital directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of AXIS Finance or AXIS Capital; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if AXIS Finance or AXIS Capital is directly liable for the payment of such debt.

AXIS Finance senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

AXIS Finance senior indebtedness does not include:

•	any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the AXIS Finance subordinated debt securities; or

•	any indebtedness of AXIS Capital owed to its subsidiaries.

The AXIS Finance subordinated debt indenture does not limit the amount of senior indebtedness that AXIS Finance can incur.

The holders of all AXIS Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of AXIS Finance or its property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance or its property.

AXIS Finance may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any AXIS Finance senior indebtedness or if any event of default exists under the terms of any AXIS Finance senior indebtedness.

The obligations of AXIS Capital under its guarantees will be subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance’s obligations under the AXIS Finance subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Subordination Under the AXIS Finance Junior Subordinated Debt Indenture

The AXIS Finance junior subordinated debt indenture provides that payment of the principal, any premium and interest with respect to debt securities issued under the AXIS Finance junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance’s senior indebtedness and subordinated indebtedness. The definition and description of senior indebtedness in the AXIS Finance junior subordinated debt indenture is the same as the definition and description of senior indebtedness in the AXIS Finance subordinated debt indenture as described above under the caption “—Subordination Under the AXIS Finance Subordinated Debt Indenture.”

The AXIS Finance junior subordinated debt indenture defines subordinated indebtedness as the principal of and any premium and interest on (1) all AXIS Finance’s subordinated indebtedness, whether incurred prior to or after the date of the AXIS Finance junior subordinated indenture, and (2) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such subordinated indebtedness, other than any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the AXIS Finance junior subordinated debt securities.

The AXIS Finance junior subordinated debt indenture does not limit the amount of senior indebtedness or subordinated indebtedness that AXIS Finance can incur.

The holders of all AXIS Finance senior indebtedness and all AXIS Finance subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or AXIS Finance or its property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance or its property.

AXIS Finance may not make any payment of the principal or interest on the AXIS Finance junior subordinated debt securities during a continued default in payment of any AXIS Finance senior indebtedness or any AXIS Finance subordinated indebtedness or if any event of default exists under the terms of any AXIS Finance senior indebtedness or any AXIS Finance subordinated indebtedness.

The obligations of AXIS Capital under its guarantees will be junior subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness and subordinated indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance’s obligations under the AXIS Finance junior subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for common shares or other securities of AXIS Finance will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at the option of AXIS Finance. These terms may include provisions pursuant to which the number of shares of common shares or other securities of AXIS Finance to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Delaware law and the memorandum of association and bye-laws of AXIS Finance.

Governing Law

The AXIS Finance indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. Each of AXIS Finance, AXIS Capital and the trustee, and each holder of AXIS Finance debt securities by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any right to a jury trial.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance senior debt indenture and will act as trustee under the AXIS Finance subordinated debt indenture and the AXIS Finance junior subordinated debt indenture. The Bank of New York Mellon, formerly known as The Bank of New York, acts as the trustee under the AXIS Capital senior debt indenture and will act as trustee under the AXIS Capital subordinated debt indenture, the AXIS Capital junior subordinated debt indenture and as institutional trustee.

DESCRIPTION OF AXIS FINANCE PLC DEBT SECURITIES AND AXIS CAPITAL DEBT GUARANTEES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities AXIS Finance PLC may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Finance PLC Debt Securities and AXIS Capital Debt Guarantees,” references to “AXIS Finance PLC” refer to AXIS Finance PLC and not to any subsidiaries and references to “AXIS Capital” refer to AXIS Capital and not to any of its subsidiaries.

The AXIS Finance PLC Senior Debt Indenture, the AXIS Finance PLC Subordinated Debt Indenture and the AXIS Finance PLC Junior Subordinated Debt Indenture

AXIS Finance PLC, an indirect and wholly owned subsidiary of AXIS Capital, may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. The debt securities of AXIS Finance PLC will be fully and unconditionally guaranteed by AXIS Capital, but will not be guaranteed by any subsidiaries of AXIS Capital. AXIS Finance PLC will issue any senior debt securities pursuant to the senior debt indenture dated as of March 13, 2014 among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such senior debt indenture is referred to in this prospectus as the “AXIS Finance PLC senior debt indenture.” AXIS Finance PLC will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such subordinated debt indenture is referred to in this section as the “AXIS Finance PLC subordinated debt indenture.” AXIS Finance PLC will issue any junior subordinated debt securities pursuant to a junior subordinated debt indenture to be entered into among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such junior subordinated debt indenture is referred to in this section as the “AXIS Finance PLC junior subordinated debt indenture.” The AXIS Finance PLC senior debt indenture, the AXIS Finance PLC subordinated debt indenture and the AXIS Finance PLC junior subordinated debt indenture are collectively referred to in this section as the “AXIS Finance PLC indentures.”

The AXIS Finance PLC senior debt indenture is substantially the same as the AXIS Finance PLC subordinated debt indenture and the AXIS Finance PLC junior subordinated debt indenture except that (1) the AXIS Finance PLC senior debt indenture, unlike the AXIS Finance PLC subordinated debt indenture and the AXIS Finance PLC junior subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the AXIS Finance PLC senior debt indenture and (2) the AXIS Finance PLC subordinated debt indenture and the AXIS Finance PLC junior subordinated debt indenture, unlike the AXIS Finance PLC senior debt indenture, provide for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Finance PLC. None of the AXIS Finance PLC senior debt indenture, the AXIS Finance PLC subordinated debt indenture or the AXIS Finance PLC junior subordinated debt indenture limits the aggregate principal amount of indebtedness that AXIS Finance PLC may issue, or that AXIS Capital may guarantee, from time to time.

Senior, Subordinated and Junior Subordinated Debt Securities

The debt securities will be AXIS Finance PLC’s unsecured senior, subordinated or junior subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt and “junior subordinated” debt. The term “subordinated” is also generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “junior subordinated” debt. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the AXIS Finance PLC senior debt indenture or the AXIS Finance PLC subordinated debt indenture, as applicable.

AXIS Finance PLC may issue the senior debt securities pursuant to the AXIS Finance PLC senior debt indenture in one or more series. All series of senior debt securities issued under the AXIS Finance PLC senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all of AXIS Finance PLC’s other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to its senior debt securities.

AXIS Finance PLC may issue the subordinated debt securities pursuant to the AXIS Finance PLC subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the AXIS Finance PLC subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance PLC subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all of AXIS Finance PLC’s senior indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance PLC Subordinated Debt Indenture.”

AXIS Finance PLC may issue the junior subordinated debt securities pursuant to the AXIS Finance PLC junior subordinated debt indenture in one or more series. All series of junior subordinated debt securities issued under the AXIS Finance PLC junior subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance PLC junior subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the junior subordinated debt securities to all of AXIS Finance PLC’s senior indebtedness and subordinated indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance PLC Junior Subordinated Debt Indenture.”

AXIS Finance PLC is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the credit character of the AXIS Finance PLC debt securities is comparable to debt issued by a holding company. The ability of AXIS Finance PLC and AXIS Capital to make payments on the debt securities and the guarantee depends almost exclusively on the ability of AXIS Capital’s subsidiaries to pay dividends and make intercompany transfers. The notes will be effectively subordinated to the obligations of AXIS Capital’s subsidiaries, other than AXIS Finance PLC, meaning that holders of the notes will have a junior position to the claims of creditors of AXIS Capital’s subsidiaries (including policyholders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. AXIS Capital’s insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors” and our Consolidated Financial Statements in our Annual Report on Form 10-K for the most recent fiscal year.

Additionally, the senior debt securities issued pursuant to the AXIS Finance PLC senior debt indenture, the subordinated debt securities issued under the AXIS Finance PLC subordinated debt indenture, the junior subordinated debt securities issued under the AXIS Finance PLC junior subordinated debt indenture and the guarantees will effectively be subordinated to any indebtedness of AXIS Capital’s subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than its creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of AXIS Capital’s subsidiaries would adversely impact its financial condition and possibly impair its ability to meet its obligations on the guarantees. In addition, any liquidation of the assets of any of AXIS Capital’s subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to AXIS Capital. This inability to pay dividends would further impair AXIS Capital’s ability to satisfy its obligations under the guarantees.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy AXIS Finance PLC’s or AXIS Capital’s outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of AXIS Finance PLC’s or AXIS Capital’s secured indebtedness would be entitled to receive payment of principal and interest prior to payments on debt securities issued under the AXIS Finance PLC senior debt indenture, the AXIS Finance PLC subordinated debt indenture and the AXIS Finance PLC junior subordinated debt indenture.

Guarantees

The payment obligations of AXIS Finance PLC pursuant to the debt securities will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the debt securities.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities AXIS Finance PLC offers and the related guarantees, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior, subordinated or junior subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit AXIS Finance PLC to buy back the debt securities on terms that it designates in the prospectus supplement. A sinking fund provision could either obligate or permit AXIS Finance PLC to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or any additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether AXIS Finance PLC is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right AXIS Finance PLC may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the AXIS Finance PLC indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right AXIS Finance PLC may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities or the guarantees, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda and United Kingdom tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, AXIS Finance PLC will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, AXIS Finance PLC may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. AXIS Finance PLC will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

AXIS Finance PLC may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how AXIS Finance PLC will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the AXIS Finance PLC senior debt indenture, so long as any debt securities are outstanding, neither AXIS Capital nor any of its restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of its respective debt or other obligations unless any AXIS Finance PLC debt securities and related guarantee issued under the AXIS Finance PLC senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes AXIS Capital’s restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The AXIS Finance PLC senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of its total consolidated assets; and (3) any successor to any such subsidiary. As of September 30, 2019, the consolidated total assets of each of AXIS Specialty Limited, AXIS Reinsurance Company, AXIS Re SE (and their respective holding companies, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Global Holdings Limited and AXIS Specialty Holdings Ireland Limited) constituted at least 20% of AXIS Capital’s total consolidated assets.

Consolidation, Merger, Amalgamation and Sale of Assets. The AXIS Finance PLC indentures provide that AXIS Finance PLC or AXIS Capital will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of its assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

AXIS Finance PLC or AXIS Capital is the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, the United Kingdom, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the OECD and expressly assumes by supplemental indenture its obligations on the securities and under the AXIS Finance PLC indentures;

•

following the completion of the transaction, AXIS Finance PLC, AXIS Capital or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the AXIS Finance PLC indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the AXIS Finance PLC indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the AXIS Finance PLC indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

The indentures relating to the AXIS Finance PLC debt securities permits the surviving entity following a consolidation, merger or certain other action of the issuer or the guarantor to be organized under the laws of jurisdictions other than the United States or Bermuda. It is possible as a result that the jurisdiction of organization of such a surviving entity could impose withholding on payments made on the AXIS Finance PLC debt securities.

Restrictions on Dispositions. The AXIS Finance PLC senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither AXIS Capital nor any of its restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the AXIS Finance PLC debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by AXIS Finance PLC, AXIS Capital or one of AXIS Capital’s restricted subsidiaries;

•

AXIS Capital disposes of all of the voting stock of a restricted subsidiary owned by it or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to AXIS Finance PLC, AXIS Capital or another restricted subsidiary of AXIS Capital; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, AXIS Capital and its restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors.

The AXIS Finance PLC senior debt indenture does not restrict the merger or consolidation of an AXIS Capital subsidiary into or with another person or the transfer of assets from a restricted subsidiary of AXIS Capital to any other person, including AXIS Finance PLC, AXIS Capital or another of AXIS Capital’s subsidiaries.

Commission Reports. Under the AXIS Finance PLC indentures, AXIS Capital is required to provide to the trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including AXIS Finance PLC’s or AXIS Capital’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officer’s Certificates). The trustee shall be under no obligation to analyze or make any credit decisions with respect to reports or other information received by it, but shall hold such reports and other information solely for the benefit of, and review by, the security holders. Notwithstanding the foregoing, AXIS Capital will be deemed to have satisfied these requirements if (i) AXIS Capital has filed such reports, information or documents with the SEC via the EDGAR (or successor) filing system or (ii) AXIS Capital has made such reports, information or documents otherwise available electronically.

Events of Default

Unless AXIS Finance PLC provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium or any additional amounts when due; provided, however, that if AXIS Finance PLC and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance PLC and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if AXIS Finance PLC and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance PLC and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization of AXIS Finance PLC or AXIS Capital;

•

a continuing default, for more than 30 days after AXIS Finance PLC or AXIS Capital receives notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance PLC, AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•

the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the AXIS Finance PLC indenture).

The AXIS Finance PLC indentures provide that, under limited conditions specified in the AXIS Finance PLC indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in aggregate principal amount of each affected series of debt securities issued under the relevant AXIS Finance PLC indenture (voting as a single class) may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities. Under the AXIS Finance PLC senior debt indenture, if an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, all unpaid principal of all the securities then outstanding, and interest accrued thereon, if any, shall be due and payable immediately, without any declaration or other act on the part of the trustee or any holder.

Upon conditions specified in the AXIS Finance PLC indentures, however, the holders of a majority in aggregate principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the AXIS Finance PLC indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The AXIS Finance PLC indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders against the costs, expenses and liabilities for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the AXIS Finance PLC indentures, the AXIS Finance PLC indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of conducting any proceeding to exercise any trust or power conferred in the AXIS Finance PLC indentures or for any remedy available to the trustee.

The AXIS Finance PLC indentures provide that no holders of debt securities may institute any action against AXIS Finance PLC, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The AXIS Finance PLC indentures provide that AXIS Finance PLC will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, AXIS Finance PLC and AXIS Capital can discharge and defease obligations of AXIS Finance PLC and AXIS Capital under the applicable indenture, debt securities and guarantees as set forth below and as provided in the AXIS Finance PLC indentures. For purposes of the AXIS Finance PLC indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, AXIS Finance PLC and AXIS Capital are released and discharged from performing any further obligations under the relevant AXIS Finance PLC indenture with respect to the debt securities. Covenant defeasance occurs when AXIS Finance PLC and AXIS Capital are released from performing any further obligations under specific covenants in the relevant AXIS Finance PLC indenture relating to the debt securities.

Except as set forth in the prospectus supplement, AXIS Finance PLC and AXIS Capital may elect to be discharged from any and all future obligations with respect to debt securities of a particular series and the related guarantees or debt securities within a particular series and the related guarantees if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. AXIS Finance PLC or AXIS Capital may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

Except as set forth in the prospectus supplement, AXIS Finance PLC and AXIS Capital may elect to defease and be discharged from all of their obligations contained in the AXIS Finance PLC indentures or from specific obligations under the covenants contained in the AXIS Finance PLC indentures with respect to any debt securities of or within a series and the related guarantees. AXIS Finance PLC or AXIS Capital may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, AXIS Finance PLC must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

AXIS Finance PLC and AXIS Capital may exercise the defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities and guarantees. If AXIS Finance PLC and AXIS Capital exercise the defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If AXIS Finance PLC and AXIS Capital exercise the covenant defeasance option, payment of the affected debt securities and related guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities and related guarantees occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the AXIS Finance PLC Indentures

The AXIS Finance PLC indentures provide that AXIS Finance PLC, AXIS Capital and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of its obligations under the AXIS Finance PLC indentures, the debt securities or the guarantees;

•	add covenants that protect holders of the debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The AXIS Finance PLC indentures also permit AXIS Finance PLC, AXIS Capital and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities of each such series issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest or any additional amount is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture; or

•	modify the guarantees in any manner adverse to the holders.

The AXIS Finance PLC subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment. The AXIS Finance PLC junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior debt securities and subordinated debt securities that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, AXIS Finance PLC and AXIS Capital will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities or the related guarantees without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or Bermuda or any other jurisdiction in which AXIS Finance PLC or AXIS Capital is organized (each, a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, AXIS Finance PLC or AXIS Capital will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

AXIS Finance PLC and AXIS Capital will not be required to pay any additional amounts for or on account of:

(1)

any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that (a) the holder or beneficial owner of such debt security was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security or the related guarantee, (b) the holder presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) the holder presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(3)

any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such debt security to comply with any reasonable request by AXIS Finance PLC or AXIS Capital addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(4)

any withholding or deduction imposed on or in respect of any debt security pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986, as amended; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, AXIS Finance PLC and AXIS Capital will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security or the related guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security or the related guarantee.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, AXIS Finance PLC may redeem the debt securities of a series at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time AXIS Finance PLC receives an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of the United Kingdom or Bermuda or any other taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, treaties, regulations or rulings, (2) any action taken by a taxing authority of the United Kingdom or Bermuda or any other taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to AXIS Finance PLC or AXIS Capital, or (3) a decision rendered by a court of competent jurisdiction in the United Kingdom or Bermuda or any other taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to AXIS Finance PLC or AXIS Capital, there is a substantial probability that AXIS Finance PLC or AXIS Capital will be required as of the next interest payment date to pay additional amounts with respect to the debt securities of such series as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If AXIS Finance PLC elects to redeem the debt securities under this provision, AXIS Finance PLC will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless AXIS Finance PLC defaults in the payment of the redemption price.

Subordination Under the AXIS Finance PLC Subordinated Debt Indenture

The AXIS Finance PLC subordinated debt indenture provides that payment of the principal of and any premium and interest on and additional amounts with respect to debt securities issued under the AXIS Finance PLC subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance PLC’s senior indebtedness. The AXIS Finance PLC subordinated debt indenture defines senior indebtedness as the principal of and any premium and interest on and additional amounts with respect to all its indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by AXIS Finance PLC or AXIS Capital;

•	for obligations of others that AXIS Finance PLC or AXIS Capital directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of AXIS Finance PLC or AXIS Capital; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if AXIS Finance PLC or AXIS Capital is directly liable for the payment of such debt.

AXIS Finance PLC senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

AXIS Finance PLC senior indebtedness does not include:

•

any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the AXIS Finance PLC subordinated debt securities; or

•	any indebtedness of AXIS Capital owed to its subsidiaries.

The AXIS Finance PLC subordinated debt indenture does not limit the amount of senior indebtedness that AXIS Finance PLC can incur.

The holders of all AXIS Finance PLC senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance PLC subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of AXIS Finance or its property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance PLC or its property.

AXIS Finance PLC may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any AXIS Finance PLC senior indebtedness or if any event of default exists under the terms of any AXIS Finance PLC senior indebtedness.

The obligations of AXIS Capital under its guarantees will be subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance PLC’s obligations under the AXIS Finance PLC subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Subordination Under the AXIS Finance PLC Junior Subordinated Debt Indenture

The AXIS Finance PLC junior subordinated debt indenture provides that payment of the principal of and any premium and interest on and additional amounts with respect to debt securities issued under the AXIS Finance PLC junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance PLC’s senior indebtedness and subordinated indebtedness. The definition and description of senior indebtedness in the AXIS Finance PLC junior subordinated debt indenture is the same as the definition and description of senior indebtedness in the AXIS Finance PLC subordinated debt indenture as described above under the caption “—Subordination Under the AXIS Finance PLC Subordinated Debt Indenture.”

The AXIS Finance PLC junior subordinated debt indenture defines subordinated indebtedness as the principal of and any premium and interest on and additional amounts with respect to (1) all AXIS Finance PLC’s subordinated indebtedness, whether incurred prior to or after the date of the AXIS Finance PLC junior subordinated indenture, and (2) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such subordinated indebtedness, other than any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the AXIS Finance PLC junior subordinated debt securities.

The AXIS Finance PLC junior subordinated debt indenture does not limit the amount of senior indebtedness or subordinated indebtedness that AXIS Finance PLC can incur.

The holders of all AXIS Finance PLC senior indebtedness and all AXIS Finance PLC subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance PLC junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or AXIS Finance PLC or its property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance PLC or its property.

AXIS Finance PLC may not make any payment of the principal or interest on the AXIS Finance PLC junior subordinated debt securities during a continued default in payment of any AXIS Finance PLC senior indebtedness or any AXIS Finance PLC subordinated indebtedness or if any event of default exists under the terms of any AXIS Finance PLC senior indebtedness or any AXIS Finance PLC subordinated indebtedness.

The obligations of AXIS Capital under its guarantees will be junior subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness and subordinated indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance PLC’s obligations under the AXIS Finance PLC junior subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for common shares or other securities of AXIS Finance PLC will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at the option of AXIS Finance PLC. These terms may include provisions pursuant to which the number of shares of common shares or other securities of AXIS Finance PLC to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable English law and the memorandum of association and bye-laws of AXIS Finance PLC.

Governing Law

The AXIS Finance PLC indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York. Each of AXIS Finance PLC, AXIS Capital and the trustee, and each holder of AXIS Finance PLC debt securities by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any right to a jury trial.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance PLC senior debt indenture and will act as trustee under the AXIS Finance PLC subordinated debt indenture and the AXIS Finance PLC junior subordinated debt indenture. The Bank of New York Mellon, formerly known as The Bank of New York, acts as the trustee under the AXIS Capital senior debt indenture and will act as trustee under the AXIS Capital subordinated debt indenture, the AXIS Capital junior subordinated debt indenture and as institutional trustee.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following is a summary of the material terms and conditions of the forms of purchase contract agreement and purchase unit. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of:

•	our securities or securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “purchase contract property.” Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of purchase contract property. The price of purchase contract property may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

A beneficial owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owners of the security. The interest of the beneficial owner in the security is considered the beneficial interest. The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

The depositary or its nominee may only transfer a global security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply after the depositary or its nominee, as applicable, exchanged the global security for registered securities issued in definitive form. A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or any additional amounts with respect to the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking S.A., Luxembourg (“Clearstream Banking SA”) and Euroclear Bank (“Euroclear”) (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN TAX CONSIDERATIONS

The following summary of our taxation and the taxation of an investment in our shares and debt securities is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming that could affect this summary, possibly, on a retroactive basis. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in the offered securities under the laws of their countries of citizenship, residence or domicile.

Taxation of AXIS Capital and Subsidiaries

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Investments Limited, AXIS Specialty Investments II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited and AXIS Ventures Reinsurance Limited have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Investments Limited, AXIS Specialty Investments II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited or AXIS Ventures Reinsurance Limited or to any of their respective operations, shares, debentures or other obligations, until March 31, 2035. AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Investments Limited, AXIS Specialty Investments II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited and AXIS Ventures Reinsurance Limited could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Investments Limited, AXIS Specialty Investments II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited or AXIS Ventures Reinsurance Limited. AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Specialty Investments Limited, AXIS Specialty Investments II Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited and AXIS Ventures Reinsurance Limited each pay annual Bermuda government fees. AXIS Specialty Limited, AXIS Ventures Limited, AXIS Reinsurance Managers Limited and AXIS Ventures Reinsurance Limited pay annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

The directors of each of AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited intend to manage each company’s affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited are and

will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

Income derived by AXIS Specialty Holdings Ireland Limited, AXIS Specialty Global Holdings Limited, AXIS Re SE or AXIS Specialty Europe SE from any non-life insurance trade, any reinsurance trade or any Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (e.g., income from passive investments, income from some non-Irish trades and income from some dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners suggest that investment income earned by AXIS Specialty Europe SE and AXIS Re SE will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited will generally be taxed in Ireland at a rate of 25%. Capital gains realized by AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited will generally be subject to Irish corporation tax at a rate of 33% except in the case of a disposal of a 5% trading subsidiary (a “substantial shareholding”) which is tax resident in the EU or a country with which Ireland has a double tax treaty which may qualify for an exemption from capital gains tax.

AXIS Specialty Europe SE operates through its branches in the United Kingdom, Belgium and the Netherlands. Profits realized by AXIS Specialty Europe SE from those branch activities will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in the the jurisdication of each branch. A credit against the Irish corporation tax liability is available for tax paid in those jurisdictions on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in those jurisdictions may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

AXIS Re SE carries on a trade in Switzerland through a branch. Profits realized by AXIS Re SE from branch activities in Switzerland will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Switzerland. A credit against the Irish corporation tax liability is available for tax paid in Switzerland on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in Switzerland may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

As each of AXIS Re SE and AXIS Specialty Europe SE are Irish tax resident companies, distributions made by such companies to AXIS Specialty Holdings Ireland Limited will not be taken into account in computing the taxable income of AXIS Specialty Holdings Ireland Limited. Irish withholding tax will also not apply to distributions made by any of AXIS Re SE and AXIS Specialty Europe SE to AXIS Specialty Holdings Ireland Limited. Provided that the common shares of AXIS Capital are substantially and regularly traded on the NYSE, Irish withholding tax will not apply to distributions paid by AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited to AXIS Capital provided AXIS Capital has made an appropriate declaration, in prescribed form, to AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited.

None of AXIS Capital or its subsidiaries, other than AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. See “Risk Factors.”

A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland or capital gains tax if it disposes of certain specified assets (e.g., Irish land, minerals or mineral rights, or shares deriving the greater part of their value directly or indirectly from such assets). In such cases, the charge to Irish corporation tax is limited to trading income connected with the branch or agency, and capital gains tax is limited to capital gains on the disposal of assets used in the branch or agency that are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

United Kingdom

Each of AXIS Specialty UK Holdings Limited, AXIS Finance PLC, AXIS Managing Agency, Ltd., AXIS Corporate Capital UK Limited, AXIS Corporate Capital UK II Limited, Novae Group Limited, AXIS UK Services Limited, AXIS Underwriting Limited and Contessa Limited (“the UK Companies”) is a company incorporated and managed in the United Kingdom and is by virtue of its place of incorporation, resident in the United Kingdom and is subject to U.K. corporation tax on its worldwide profits (including revenue profits and capital gains). The maximum rate of U.K. corporation tax is currently 19% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by the UK Companies.

None of AXIS Capital or its subsidiaries, except for the UK Companies, is incorporated in the United Kingdom. Accordingly, except for the UK Companies, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of AXIS Capital and its subsidiaries, other than the UK Companies, intend to manage each company’s affairs so that none of AXIS Capital or its subsidiaries, other than the UK Companies, is resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) connected with such permanent establishment. The definition of “permanent establishment” under U.K. law is consistent with various internationally recognized characteristics commonly used to define a “permanent establishment” for the purposes of the United Kingdom’s double tax treaties.

The directors of each of AXIS Capital and its subsidiaries, other than each of the UK Companies (which is resident in the United Kingdom) and AXIS Specialty Europe SE (which has a permanent establishment in the United Kingdom), intend that they will operate in such a manner so that none of AXIS Capital or its subsidiaries, other than the UK Companies and AXIS Specialty Europe SE, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. tax authorities (Her Majesty’s Revenue and Customs) might contend successfully that any of AXIS Capital or its subsidiaries, other than the UK Companies and AXIS Specialty Europe SE, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom.

If any of the U.S. subsidiaries qualifying for benefits under the tax treaty between the United Kingdom and the United States were trading in the United Kingdom through a permanent establishment (as defined in that treaty), they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited were trading in the U.K. through a permanent establishment (as defined in that treaty) and they were entitled to the benefits of the tax treaty between Ireland and the United Kingdom, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Europe SE and AXIS Specialty U.S. Services, Inc. each have a permanent establishment in the United Kingdom (as defined in their respective tax treaties) and the profits attributable to that permanent establishment will be subject to United Kingdom corporation tax.

The United Kingdom has no income tax treaty with Bermuda.

There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency. The directors of each of AXIS Capital and its subsidiaries intend that they will operate in such a manner that none of AXIS Capital and its subsidiaries will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of AXIS Capital or its subsidiaries, other than the UK Companies, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of AXIS Capital or its subsidiaries, other than AXIS Specialty Europe SE, were to be treated as carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

United States

AXIS Specialty U.S. Services, Inc., AXIS Specialty U.S. Holdings, Inc. and AXIS Group Services, Inc. are Delaware corporations, AXIS Reinsurance Company is a New York corporation, AXIS Specialty Insurance Company is a Connecticut corporation and AXIS Surplus Insurance Company and AXIS Insurance Company are Illinois corporations, and as such each will be subject to taxation in the United States at the corporate rate which is currently 21%.

It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on AXIS Capital or its subsidiaries. Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States are subject to change, possibly on a retroactive basis. AXIS Capital cannot be certain if, when or in what form such laws or interpretations may be provided and whether such guidance will have a retroactive effect.

A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that AXIS Capital and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. In general, our Non-U.S. Insurance Subsidiaries (as defined below) file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax. The applicable federal income tax rates currently are 21% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax.

If AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is entitled to the benefits under the income tax treaty between Bermuda and the United States that applies to insurance enterprises (the “Bermuda

Treaty”), AXIS Specialty Limited or AXIS Ventures Reinsurance Limited, as applicable, would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. Each of AXIS Specialty Limited and AXIS Ventures Reinsurance Limited currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is currently eligible for Bermuda Treaty benefits or will be eligible in the future because of factual and legal uncertainties regarding the residency and citizenship of AXIS Capital’s and AXIS Ventures Reinsurance Limited’s shareholders. AXIS Capital would not be eligible for treaty benefits because it is not an insurance company. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of AXIS Capital and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States.

Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of AXIS Specialty Limited’s or AXIS Ventures Reinsurance Limited’s, as applicable, investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If AXIS Specialty Limited or AXIS Ventures Reinsurance Limited is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of AXIS Specialty Limited’s or AXIS Ventures Reinsurance Limited’s investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States (the “U.K. Treaty”), the UK Companies, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each UK Company will generally be entitled to the benefits of the U.K. Treaty if, among other reasons, (1) during at least half of the days during the relevant taxable period, at least 50% of the applicable UK Company’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of the applicable UK Company’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (2) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to the applicable UK Company’s business conducted in the United Kingdom. Although we cannot be certain that each UK Company will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. Each UK Company has conducted and intends to conduct its activities in a manner so that it should not have a permanent establishment in the United States (other than AXIS Corporate Capital UK Limited and AXIS Corporate Capital UK II Limited to the extent that any such permanent establishment is attributable to the operations of Lloyd’s of London of which it is a member), although we cannot be certain that we will achieve this result.

Under the income tax treaty between Ireland and the United States (the “Irish Treaty”), each of AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited (collectively, the “Irish Subsidiaries”), if entitled to the benefits of the Irish Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of the Irish Subsidiaries will generally be entitled to the benefits of the Irish Treaty if among other reasons, (1) at least 50% of the shares of AXIS Capital, measured by both vote and value, are owned by “qualified persons” (including individual Irish residents) or U.S. citizens or residents and 50% or less of each such company’s gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not “qualified persons” or U.S. citizens or residents in the form of payments that are deductible for Irish income tax purposes or (2) each of the Irish Subsidiaries, respectively, are considered as engaged in the active conduct of a trade or business in Ireland and their effectively connected income is connected with or incidental to that trade or business. Although we cannot be certain that each of the Irish Subsidiaries will be eligible for Irish Treaty benefits because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes an active trade or business in Ireland and income incidental or connected thereto, we will endeavor to so qualify. The Irish Subsidiaries have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty, the U.S. withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%, under the Irish Treaty the U.S. withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums (the “FET”) paid to foreign insurers or reinsurers with respect to risks of a U.S. entity or individual located wholly or partly within the United States or risks of a non-U.S. entity or individual engaged in a trade or business in the United States which are located within the United States (“U.S. Situs Risks”). The rates of tax applicable to premiums paid to our Non-U.S. Insurance Subsidiaries (as defined below) are 4% for casualty insurance premiums and 1% for reinsurance premiums. The FET does not currently apply to premiums paid to AXIS Re SE and AXIS Specialty Europe SE provided that they are entitled to the benefits of the Irish Treaty and the business for which the premiums are paid is not ceded to a reinsurer not entitled to a similar treaty based FET exemption.

Taxation of Holders of Our Shares

Bermuda Taxation

Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to holders of our shares. In addition, we have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to our shares, except insofar as such tax applies to persons ordinarily resident in Bermuda.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase common shares in an offering, who did not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to any offering and who hold their shares as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address all of the U.S. federal income tax consequences that may be relevant to shareholders who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that adopt a mark-to-market method of tax accounting, tax-exempt organizations, U.S. expatriates, partnerships or other pass-through entities (or investors therein), persons whose functional currency is not the U.S. dollar, persons required to accelerate the recognition of any item of gross income with respect to our common shares as a result of such income being recognized on an applicable financial statement, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our shares as part of a hedging or conversion transaction or as part of a short sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings and pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to our shares or the holders of our shares and does not address the Medicare tax on net investment income or any aspect of U.S. federal taxation other than income taxation.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors.

The following summary does not address tax considerations related to our preference shares, depositary shares, warrants, contracts to purchase shares or purchase units. If we issue any of these securities, we will describe the material U.S. federal income tax considerations in the applicable prospectus supplement.

For purposes of this discussion, the term “U.S. Person” means: (1) an individual citizen or resident of the United States, (2) a corporation or partnership, or entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Distributions. Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”), related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, cash distributions, if any, made with respect to our shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). We believe dividends paid by us to non-corporate holders on our common shares should be eligible for treatment as “qualified dividend income” that is taxed at long-term capital gains rates (provided that such holders meet certain holding period and other requirements), because we believe our common shares should be characterized as readily tradable on an established securities market in the United States. Dividends paid by us to corporate holders will not be eligible for the dividends received deduction. To the extent cash distributions, if any, made with respect to our shares exceed AXIS Capital’s current and accumulated earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC at any time during a taxable year, and who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the taxable year that the foreign corporation is a CFC, must include in its gross income for U.S. federal income tax purposes its pro-rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income” of a foreign insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of shares of such foreign corporation, or more than 50% of the total value of all shares of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of shares or more than 25% of the total value of all the shares is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power or value of all classes of shares of the foreign corporation.

We believe that because of the dispersion of our share ownership, no U.S. Person who acquires shares of AXIS Capital in any offering directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power or value of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that our shares may not be as widely dispersed as we believe (due to, for example, the application of certain ownership attribution rules), and no assurance may be given that a U.S. Person who owns shares of AXIS Capital will not be characterized as a 10% U.S. Shareholder, in which case such U.S. Person may be subject to taxation under the CFC rules.

The RPII CFC Provisions. The following discussion generally is applicable only if the RPII of any of AXIS Specialty Limited, AXIS Ventures Reinsurance Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Corporate Capital UK Limited (each a “Non-U.S. Insurance Subsidiary”), determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company’s RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S. Insurance Subsidiaries meets the 20% Ownership Exception or the gross RPII of such Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII. This discussion does not address the tax treatment of any direct shareholders of AXIS Ventures Reinsurance Limited (or persons that indirectly own stock in AXIS Ventures Reinsurance Limited through foreign entities other than AXIS Capital and its subsidiaries). Direct shareholders of AXIS Ventures Reinsurance Limited (or persons that indirectly own stock in AXIS Ventures Reinsurance Limited through foreign entities other than AXIS Capital and its subsidiaries) should consult their own tax advisors regarding the tax consequences of the ownership of shares of AXIS Ventures Reinsurance Limited.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of such Non-U.S. Insurance Subsidiary’s shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of shares applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the shares of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of such Non-U.S. Insurance Subsidiary by vote or value.

Where none of the exceptions below applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in such Non-U.S. Insurance Subsidiary on the last day of such Non-U.S. Insurance Subsidiary’s taxable year on which it is a CFC under the RPII rules will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such Non-U.S. Insurance Subsidiary’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

RPII Exceptions. The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of the Non-U.S. Insurance Subsidiary (the “20% Ownership Exception”), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the “20% Gross Income Exception”), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII, and meets certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Although the Non-U.S. Insurance Subsidiaries expect to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception or 20% Ownership Exception, we cannot be certain that we will achieve this result.

Computation of RPII. To determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which the 20% Gross Income Exception and the 20% Ownership Exception do not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, the 20% Gross Income Exception or 20% Ownership Exception is met for each taxable year, RPII shareholders will not be required to include RPII in their taxable income.

Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns common shares on the last day of any taxable year of a Non-U.S. Insurance Subsidiary in which the 20% Ownership Exception and 20% Gross Income Exception do not apply to such company should expect that for such year the RPII shareholder will be required to include in gross income its share of such company’s RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary’s RPII.

Basis Adjustments. A RPII shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S. Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC at any time during the tax year of the foreign corporation, and who owned the shares on the last day of that year on which it was a CFC and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that the 20% Ownership Exception and 20% Gross Income Exception do not apply to one or more of its Non-U.S. Insurance Subsidiaries, and such subsidiaries have not elected to be taxed on their RPII under clause (3) of “—RPII Exceptions,” AXIS Capital will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

Dispositions of Our Shares. Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. Persons generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for our shares exceeds one year, any gain or loss will be long-term capital gain or loss. Long-term capital gains of non-corporate U.S. Persons are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges shares in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of AXIS Capital should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of AXIS Capital. To the extent this is the case, the application of Code section 1248 under the regular CFC rules should not apply to dispositions of our shares. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, AXIS Capital will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (2) 50% or more of the average value of its assets, determined on the basis of a quarterly average, produce (or are held for the production of) passive income (the “50% test”). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such persons made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax on qualified dividend income if AXIS Capital were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year. A U.S. Person that is a shareholder in a PFIC may be subject to certain additional information reporting requirements, including the filing of an IRS Form 8621. U.S. Persons are urged to consult their own tax advisors regarding these requirements.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a qualifying insurance corporation” is not treated as passive income. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated, for purposes of determining whether it is a PFIC, as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the value of the shares. Under the look-through rule, AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its non-U.S. and U.S. insurance subsidiaries for purposes of the 75% test and the 50% test. Recent tax legislation limits the insurance income exception to a non-U.S. insurance company that is a “qualifying insurance corporation,” which generally means a non-U.S. insurance corporation that would be taxable as an insurance company if it were a U.S. corporation and maintains insurance liabilities of more than 25% of such company’s total assets for a taxable year (or maintains insurance liabilities that are at least equal to or exceed 10% of its assets and it satisfies a facts and circumstances test that requires a showing that the corporation is predominantly engaged in an insurance business and the failure to exceed the 25% threshold is due to runoff-related or rating-related circumstances) (the “reserve test”). We believe that our Non-U.S. Insurance Subsidiaries have met this reserve test and will continue to do so in the foreseeable future, although no assurance may be given in this regard. Accordingly, none of the income or assets of the Non-U.S. Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the shares of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Thus, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, that the IRS will not challenge this position and that a court will not sustain such challenge, as there is little guidance regarding the application of the PFIC provisions to an insurance company. The IRS did, however, recently issue proposed Treasury regulations that, among other things, would provide that the active conduct of an insurance business must include the performance of substantial insurance-related services by an insurance company’s own officers and employees (and the officers and employees of certain affiliates). Under the proposed Treasury regulations, the activities of independent contractors (e.g., independent brokers and investment managers) would not be sufficient to satisfy this requirement. Because our Non-U.S. Insurance Subsidiaries do engage independent contractors in connection with their insurance businesses, if the proposed Treasury regulations were finalized in their proposed form, there is a risk that such Non-U.S. Insurance Subsidiaries would be considered PFICs, in which case AXIS Capital may also be a PFIC. Prospective investors should consult their tax advisor as to the recent proposed Treasury regulations (the application of which is not entirely clear) and the general effects of the PFIC rules.

Foreign Tax Credit. Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and/or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Proposed U.S. Tax Legislation. It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on our shareholders.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is a PFIC, or whether U.S. Persons would be required to include in their gross income the subpart F income or RPII of a CFC, are subject to change, possibly on a retroactive basis. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Taxation of Holders of Debt Securities

Bermuda Taxation

Currently there is no Bermuda withholding tax on interest paid on debt securities of AXIS Capital. In addition, we have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to our debentures, which would include the debt securities, except insofar as such tax applies to persons ordinarily resident in Bermuda.

United Kingdom Taxation

Taxation of Holders of Debt Securities

United Kingdom Taxation of Holders of Debt Securities Issued by AXIS Finance PLC.

The following paragraphs are not, and are not intended to be, an exhaustive analysis of the United Kingdom tax consequences of the acquisition, ownership and disposal of the debt securities. In particular, they only apply to persons who hold the debt securities as absolute beneficial owners and do not address the tax consequences which may be relevant to certain other categories of holders, for example, dealers in securities, financial institutions, banks, insurance companies, collective investment schemes or persons connected with us or clearance services, intermediaries or persons who benefit from special exemptions or rules. Moreover, the paragraphs below assume that the holders of the debt securities have invested in the debt securities for bona fide commercial purposes and not with the purpose of avoiding a liability for taxation. The comments below are not intended to be, nor should they be considered as, legal or tax advice. Holders of debt securities and prospective investors, who are in any doubt as to their tax position, should consult their own independent professional adviser immediately.

Payments of Interest on Debt Securities.

Payments of interest made in respect of the debt securities should not be subject to withholding or deduction for or on account of United Kingdom income tax provided that the debt securities are and remain at all times listed on a “recognized stock exchange” within the meaning of section 1005 of the United Kingdom Income Tax Act 2007 (“ITA 2007’’) and so are “quoted Eurobonds” for the purposes of section 987 of the ITA 2007. The New York Stock Exchange, the London Stock Exchange, the Irish Stock Exchange and the Luxembourg Stock Exchange are currently among those recognized for these purposes. Accordingly, so long as the particular series of debt securities is listed on one of such recognized exchanges, interest payments made on the debt securities will be payable without withholding or deduction for or on account of UK income tax. The applicable prospectus supplement will indicate the exchanges (if any) on which the debt securities are listed.

Even if the debt securities do not qualify as “quoted Eurobonds” as noted above, interest on the debt securities may also be paid without withholding or deduction for or on account of United Kingdom income tax (subject to contrary direction from Her Majesty’s Revenue and Customs (“HMRC”)), if at the time the payment is made, the issuer reasonably believes the person beneficially entitled to the payment is either (a) a United Kingdom resident company; or (b) a non-United Kingdom resident company carrying on a trade in the United Kingdom through a permanent establishment where the payment is required to be brought into account in calculating the United Kingdom corporation tax liability of that company; or (c) an entity of the kind listed in section 936 of the ITA 2007 (which includes registered pension schemes, charities and local authorities) or a partnership of entities of the kind listed in section 937 of the ITA 2007 (which includes all of the foregoing) that is entitled to be paid gross.

In all other cases, an amount must be withheld on account of United Kingdom income tax at the basic rate (currently 20%), subject to any prior direction to the contrary under a double tax treaty.

Debt securities may be issued with a premium payable on redemption. The payment of such a redemption premium may be treated as a payment of interest for United Kingdom tax purposes.

Interest paid on the debt securities will have a United Kingdom source and accordingly may be subject to United Kingdom income tax or corporation tax for direct assessment. Where interest is paid free of any withholding or deduction, the interest will not be assessed to United Kingdom income or corporation tax in the hands of a holder of debt securities who is not resident in the United Kingdom, except where the holder of debt securities carries on a trade, profession or vocation through a United Kingdom branch or agency or carries on a trade through a United Kingdom permanent establishment in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as investment managers) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

United Kingdom Corporation Tax Payers

Depending on the terms and conditions of the particular series of debt securities, holders of debt securities within the charge to United Kingdom corporation tax should generally be treated for tax purposes as realising profits, gains or losses in respect of the debt securities under the “loan relationship” rules on a basis which is broadly in accordance with their statutory accounts, provided that the accounting treatment is in accordance with generally accepted accounting practice (as that term is defined for United Kingdom tax purposes). Such profits, gains, and losses (including those attributable to currency fluctuations) will be taken into account in computing taxable income for corporation tax purposes.

Other United Kingdom Tax Payers

Taxation of Chargeable Gains

An individual holder of debt securities who is resident in the United Kingdom, or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which the debt securities are attributable, may have to account for capital gains tax in respect of any gains arising on a disposal (including a redemption) of the debt securities, unless the debt securities constitute “qualifying corporate bonds” (as defined in section 117 of the Taxation of Chargeable Gains Act 1992). Any capital gains would be calculated by comparing the sterling values at the time of acquisition and disposal. Accordingly, a taxable gain can arise even where the U.S. dollar amount received on a disposal is less than or the same as the U.S. dollar amount paid for the debt securities.

Accrued Income Scheme

On a disposal of the debt securities, any interest which has accrued since the last interest payment date may, depending on the terms of the relevant debt securities and in particular whether they are “deeply discounted securities,” be chargeable to tax as income under the rules of the “accrued income scheme” as set out in Part 12 of the ITA 2007, if that holder of debt securities is resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency to which the debt securities are attributable.

Taxation of Discount

Depending on the issue price and redemption amount, the debt securities may constitute “deeply discounted securities” for the purposes of Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005. If the debt securities are “deeply discounted securities,” any gain realised on redemption or transfer of the debt securities by a holder who is within the charge to United Kingdom income tax in respect of the debt securities will generally be taxable as income but such holder will not be able to claim relief from income tax in respect of costs incurred on the acquisition, transfer or redemption, or losses incurred on the transfer or redemption, of the debt securities.

Non-United Kingdom Tax Payers

Holders of debt securities who are resident in a jurisdiction outside the United Kingdom and who are not resident in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency (or, for holders who are companies, through a permanent establishment in the United Kingdom) to which the debt security is attributable should not generally be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security.

Holders of debt securities who are individuals and who have ceased to be resident in the United Kingdom for a period of less than five years of assessment and who dispose of their debt securities during that period may be liable on return to the United Kingdom to United Kingdom taxation on chargeable gains arising during that period of absence, subject to any applicable exemptions or reliefs.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No United Kingdom stamp duty or SDRT should be payable (i) upon the issue of the debt securities by AXIS Finance PLC or (ii) on agreements to transfer debt securities, provided that the relevant series of debt securities falls within the exemption for certain loan capital in section 79 Finance Act 1986.

In order to qualify for exemption, the debt securities must not (i) be convertible into, or carry a right to the acquisition of, shares or other securities; (ii) carry a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the securities; (iii) (subject to certain exceptions) carry (or have carried) a right to interest the amount of which falls to be determined, to any extent, by reference to the results of, or any part of, a business or to the value of any property; or (iv) carry (or have carried) a right on repayment to an amount that exceeds the nominal amount of the securities and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of securities that are quoted on the London Stock Exchange, unless the amount payable on redemption is determined by reference to a UK domestic general prices index such as the retail price index (but not if the returns are linked to an equity index).

Provision of Information by and/or to HM Revenue and Customs

Holders of debt securities should note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to, or receives interest with the benefit of, the holder of a debt security. Any such information obtained by HMRC may, in certain circumstances, be shared by HMRC with the tax authorities of the jurisdiction in which the holder is resident for tax purposes.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities upon original issuance at their original issue price and who hold their debt securities as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular debt security holder in light of such debt security holder’s specific circumstances. In addition, the following summary does not describe all of the U.S. federal income tax consequences that may be relevant to holders of debt securities who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that adopt a mark-to-market method of tax accounting, tax-exempt organizations, U.S. expatriates, partnerships or other pass-through entities (or investors therein), U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons required to accelerate the recognition of any item of gross income with respect to the debt securities as a result of such income being recognized on an applicable financial statement, persons subject to the alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to the debt securities or the holders of debt securities and does not address the Medicare tax on net investment income or any aspect of U.S. federal taxation other than income taxation. In addition, this discussion assumes that the debt securities are not issued at a premium, with original issue discount (“OID”), or in bearer form for U.S. federal income tax purposes. If any debt securities are issued at a premium, or with OID, or in bearer form, we will describe the material U.S. federal income tax consequences related to the purchase, ownership, and disposition of such debt securities in the applicable prospectus supplement.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisors.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

U.S. Taxation of Holders of Debt Securities Issued by AXIS Capital or AXIS Finance PLC

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition to interest on the debt securities (which includes any foreign tax withheld from the interest payments a U.S. holder receives), a U.S. holder will be required to include in income any additional amounts paid in respect of such foreign tax withheld. A U.S. holder may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such holder’s foreign taxes for a particular tax year). Interest (including any additional amounts) on the debt securities generally will be treated as foreign source income for U.S. federal income tax purposes. Special sourcing rules may apply, however, if the U.S. holder is a 10% U.S. Shareholder of the issuer of the debt securities, or a related person (within the meaning of section 267(b) of the Code) to any such 10% U.S. Shareholder. For foreign tax credit limitation purposes, interest (including additional amounts) on the debt securities generally will constitute passive category income. A U.S. holder will generally be denied a foreign tax credit for foreign taxes imposed with respect to the debt securities where such holder does not meet a minimum holding period requirement during which such holder is not protected from risk of loss. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under such holders’ particular circumstances.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

Interest and Disposition. In general (and subject to the discussion below under “—Information Reporting and Backup Withholding” and “Additional Withholding Requirements”), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

U.S. Taxation of Debt Securities Issued by AXIS Finance

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as U.S. source income for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

U.S. Federal Withholding Tax. Subject to the discussion below under “—Information Reporting and Backup Withholding” and “Additional Withholding Requirements,” U.S. federal withholding tax will not apply to any payment of interest on a debt security, provided that:

•	interest paid on the debt security is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock (or capital or profits interest) of the issuer within the meaning of the Code and applicable U.S. Treasury regulations, including stock (or capital or profits interest) of the issuer constructively owned through the ownership of AXIS Capital;

•	the non-U.S. holder is not a controlled foreign corporation that is related to AXIS Specialty U.S. Holdings, Inc. or AXIS Finance within the meaning of section 864(d)(4) of the Code;

•	the non-U.S. holder is not a bank whose receipt of interest on the debt security is described in section 881(c)(3)(A) of the Code; and

•

either (a) the non-U.S. holder provides its name and address on an applicable IRS Form W-8, and certifies, under penalties of perjury, that such holder is not a United States person as defined under the Code or (b) the non-U.S. holder holds its debt securities through certain non-U.S. intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed:

•	IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form), claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt security is not subject to withholding tax because it is effectively connected with the holder’s conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a debt security.

U.S. Federal Income Tax. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then such holder will be subject to U.S. federal income tax on that interest on a net income basis (although such holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if such holder were a United States person as defined under the Code. In addition, if a non-U.S. holder is a non-U.S. corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate, if any) of such holder’s effectively connected earnings and profits, subject to adjustments.

Any gain realized on the sale, exchange, retirement or other disposition of a debt security generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), in which case such gain will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding. Generally, the amount of interest on the debt securities paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and such non-U.S. holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the debt securities that are made to such holder provided that the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code, and it has received from such holder the statement described above in the fifth bullet point under “—U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale or other disposition of a debt security made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code, or such holder otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

Additional Withholding Requirements

Under the Hiring Incentives to Restore Employment Act, which was enacted in early 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 (“FATCA”), a 30% U.S. federal withholding tax may apply to interest on debt securities issued by AXIS Finance that is paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules.

In addition, it is possible that certain payments to holders of debt securities of AXIS Capital or AXIS Finance PLC or shareholders of AXIS Capital (other than a holder of debt or equity interests that are regularly traded on an established securities market) could be treated as “foreign pass-thru payments” that are subject to potential withholding under FATCA. Debt securities giving rise to foreign pass-thru payments will generally not be subject to withholding under FATCA if such obligations are issued on or prior to the date which is six months after the publication of final regulations defining the term foreign pass-thru payment. In addition, proposed U.S. Treasury regulations (upon which taxpayers may rely until final regulations are issued) provide that no withholding under FATCA will apply to foreign pass-thru payments before the date that is two years after the date of publication of final regulations defining the term foreign pass-thru payment.

You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our shares and debt securities.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise set out in a prospectus supplement or other supplement to this prospectus, and subject to the considerations discussed below, the securities offered hereby may be purchased by Plans (as defined below).

The following is a summary of certain considerations associated with the purchase of the securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in the securities offered hereby, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of securities offered hereby by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities offered hereby should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a security offered hereby, each purchaser and subsequent transferee of a security will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the securities offered hereby constitutes assets of any Plan or (ii) the purchase and holding of the securities offered hereby by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the securities offered hereby on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the securities offered hereby.

PLAN OF DISTRIBUTION

We, AXIS Finance and AXIS Finance PLC may sell the securities covered by this prospectus at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•	to or through underwriters or dealers who may act as principals or agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-the-counter market (including through at-the-market offerings);

•	in the over-the-counter market;

•	through agents; or

•	in any combination of the above or by any other legally available means.

Brokers or dealers engaged by us, AXIS Finance or AXIS Finance PLC may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:

•	transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the securities offered;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•

the initial public offering price of the securities and the proceeds to us, AXIS Finance or AXIS Finance PLC and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	the securities exchanges on which the securities may be listed, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we, AXIS Finance or AXIS Finance PLC may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we, AXIS Finance or AXIS Finance PLC pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We, AXIS Finance and AXIS Finance PLC may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us, AXIS Finance and AXIS Finance PLC at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we, AXIS Finance and AXIS Finance PLC pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us, AXIS Finance and AXIS Finance PLC against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us, AXIS Finance and AXIS Finance PLC in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us, AXIS Finance and AXIS Finance PLC by Conyers Dill & Pearman Limited, Hamilton, Bermuda, with respect to validity under Bermuda law, by Simpson Thacher & Bartlett LLP, New York, New York with respect to validity under Delaware and New York law and by Simpson Thacher & Bartlett LLP, London, England with respect to validity under English law. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the AXIS Capital Holdings Limited and subsidiaries Annual Report on Form 10-K and the effectiveness of AXIS Capital Holdings Limited’s internal control over financial reporting have been audited by Deloitte Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019;

•	our Current Reports on Form 8-K filed on February 26, 2019, April 3, 2019, April 4, 2019, May 7, 2019, June 14, 2019, June 19, 2019, September 24, 2019 and October 10, 2019; and

•	our Registration Statement on Form 8-A filed on June 25, 2003.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We will provide a copy of the filings that have been incorporated by reference in this prospectus but not delivered with the prospectus, upon request and at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited

Attention: Corporate Secretary

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 496-2600

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS AND OTHER MATTERS

AXIS Capital is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against AXIS Capital or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AXIS Capital may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount is estimated.

Securities and Exchange Commission Registration Fee	$	*
Trustees’ Fees and Expenses		$25,000
Accountants’ Fees and Expenses		$50,000
Legal Fees and Expenses		$475,000
Printing and Engraving Fees		$50,000
Rating Agency Fees		$475,750
Miscellaneous Expenses		$184,250

Total Expenses		$1,260,000

*	Pursuant to Rule 457(p), fees are being deferred pursuant to Rules 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers.

AXIS Capital Holdings Limited

Bye-law 30 of AXIS Capital’s bye-laws provides that: the directors, secretary, other officers and any other persons appointed to any committee by the board of directors of AXIS Capital and any liquidators or trustees for the time being acting in relation to any of the affairs of AXIS Capital, and their heirs, executors and administrators, (the “Indemnitees”), shall be indemnified and secured harmless out of the assets of AXIS Capital from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to AXIS Capital shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to AXIS Capital shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. We may also advance moneys to the Indemnitees for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on the condition that any person to whom such moneys are advanced will repay the advance if any allegation of fraud or dishonesty is proved against such person.

Bye-law 31 of AXIS Capital’s bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of AXIS Capital, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action, in the performance of his duties with or for AXIS Capital; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

We have purchased directors and officers liability insurance policies. Such insurance would be available to our directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

Any underwriting agreement that AXIS Capital may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of AXIS Capital against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Reference is made to the Amended and Restated Shareholders Agreement filed as Exhibit 10.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on June 10, 2003 for provisions providing that AXIS Capital and certain holders of common shares and warrants are each obligated to indemnify the other for certain actions.

AXIS Finance

The AXIS Finance Limited Liability Company Agreement (the “LLC Agreement”) provides that, to the fullest extent permitted by law, the liability of any member of AXIS Finance shall be limited to its capital contribution, and that such member shall not be liable for any debt, obligation or liability of AXIS Finance.

The LLC Agreement provides that neither a member, director or officer of AXIS Finance or any person or persons who directly or indirectly, controls or is controlled by, or is under common control with AXIS Finance shall be liable to AXIS Finance, any other officer of AXIS Finance or any of their respective affiliates for any loss or damage that they sustained unless such loss or damage results from willful or intentional acts or omissions.

The LLC Agreement provides that, to the fullest extent permitted or authorized by law and in the discretion of AXIS Finance’s member or members, AXIS Finance may indemnify and hold harmless any AXIS Finance’s member, affiliates of a member, officer and any other persons as to whom AXIS Finance chooses to grant indemnity (an “indemnitee”) from and against any and all claims and demands arising in connection with such indemnitee’s actions, which were taken on behalf of AXIS Finance. Any such indemnity shall not be exclusive of other rights to which those seeking indemnification may be entitled.

The LLC Agreement provides that AXIS Finance may maintain insurance, at its expense, to protect itself and those whom it may indemnify against all fines, liabilities, costs and expenses, including attorneys’ fees, whether or not AXIS Finance would have the legal power to indemnify the indemnitee directly against such liability.

The LLC Agreement also provides that if the indemnity is granted by AXIS Finance, the costs and expenses (including attorney’s fees) incurred by the indemnitee in defending a civil or criminal suit, action or proceeding shall be paid by AXIS Finance in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the indemnitee is not entitled to such indemnity.

The members and officers of AXIS Finance may also be entitled to indemnification under underwriting agreements entered into with the underwriters of any underwritten offering of securities registered pursuant to this registration statement.

AXIS Finance PLC

AXIS Finance PLC has adopted the ‘Model articles for public companies’ (the “Articles of Association”) prescribed by The Companies (Model Articles) Regulations 2008 (as amended), a United Kingdom Statutory Instrument made under the Companies Act 2006 in the United Kingdom (the “Companies Act 2006”). Article 2 of the Articles of Association provides that the liability of the members of AXIS Finance PLC is limited to the amount, if any unpaid on the shares held by them in AXIS Finance PLC.

Article 85 of the Articles of Association provides that, save where such indemnity would be prohibited or rendered void by any provision of the Companies Act 2006 or by any other provision of law, a director or former director of AXIS Finance PLC, or of an associated company, may be indemnified out of the assets of AXIS Finance PLC against:

(a)	“any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to AXIS Finance PLC or an associated company,

(b)

any liability incurred by that director in connection with the activities of AXIS Finance PLC or an associated company in its capacity as a trustee or an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

(c)	any other liability incurred by that director as an officer of AXIS Finance PLC or an associated company.”

Article 86 of the Articles of Association provides that the directors of AXIS Finance PLC may purchase and maintain insurance, at the expense of AXIS Finance PLC, for the benefit of any director or former director of AXIS Finance PLC or an associated company, in respect of any loss or liability which has been or may be incurred by such a director in connection with that director’s duties or powers in relation to AXIS Finance PLC, any associated company or any pension fund or employees’ share scheme of AXIS Finance PLC or associated company.

Section 232 of the Companies Act 2006 provides as follows:

(1)

“(Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).

(3)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)	Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 of the Companies Act 2006 provides that section 232(2) of the Companies Act 2006 does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against such liability as mentioned in section 232(2) of the Companies Act 2006.

Section 234 of the Companies Act 2006 provides that, subject to certain requirements more specifically set out therein, section 232(2) of the Companies Act 2006 does not prevent a company from indemnifying a director of the company against liability incurred by that director to a person other than the company or an associated company.

Section 235 of the Companies Act 2006 provides that, subject to certain requirements more specifically set out therein, section 232(2) of the Companies Act 2006 does not prevent a company that is a trustee of an occupational pension scheme, from indemnifying a director of the company against liability incurred in connection with the company’s activities as trustee of the scheme.

The directors and officers of AXIS Finance PLC may also be entitled to indemnification under underwriting agreements entered into with the underwriters of any underwritten offering of securities registered pursuant to this registration statement.

Item 16. Exhibits.

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants hereby undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement relating to common shares.

1.2*	Form of Underwriting Agreement relating to preference shares and depositary shares.

1.3*	Form of Underwriting Agreement relating to debt securities.

4.1	Certificate of Incorporation and Memorandum of Association of AXIS Capital (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on April 16, 2003).

4.2	Amended and Restated Bye-laws of AXIS Capital (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed on May 15, 2009).

4.3	Certificate of Formation of AXIS Finance (incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed on March 18, 2010).

4.4	Limited Liability Company Agreement of AXIS Finance (incorporated herein by reference to Exhibit 4.15 to the Registration Statement on Form S-3 filed on March 18, 2010).

4.5	Certificate of Incorporation and Memorandum of Association of AXIS Finance PLC (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed on January 16, 2014).

4.6	Articles of Association of AXIS Finance PLC (incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-3 filed on January 16, 2014).

4.7	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on June 10, 2003).

4.8*	Form of Certificate of Designation, Preferences and Rights relating to preference shares.

4.9*	Form of Stock Certificate relating to preference shares.

4.10	Certificate of Designations setting forth the specific rights, preferences, limitations and other terms of the Series D Preferred Shares (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 20, 2013).

4.11	Form of Stock Certificate evidencing the Series D Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 20, 2013).

4.12	Certificate of Designations setting forth the specific rights, preferences, limitations and other terms of the Series E Preferred Shares (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 7, 2016).

4.13	Form of Stock Certificate evidencing the Series E Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 7, 2016).

4.14*	Form of Deposit Agreement, including the form of depositary receipt.

4.15	Deposit Agreement dated as of November 7, 2016 by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on November 7, 2016).

4.16	Senior Indenture dated as of November 15, 2004 between AXIS Capital and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 15, 2004).

4.17	First Supplemental Indenture between AXIS Capital Holdings Limited and The Bank of New York, as trustee, dated as of November 15, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 15, 2004).

4.18	Form of Subordinated Indenture, to be entered into between AXIS Capital and The Bank of New York Mellon, as trustee

4.19	Form of Junior Subordinated Indenture, to be entered into between AXIS Capital and The Bank of New York Mellon, as trustee.

4.20	Senior Indenture dated as of March 23, 2010 among AXIS Finance, as issuer, AXIS Capital, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q filed on April 27, 2010).

4.21	Form of Subordinated Indenture, to be entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee

4.22	Form of Junior Subordinated Indenture, to be entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.23	Senior Indenture, dated as of March 13, 2014, among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 13, 2014).

4.24	First Supplemental Indenture, dated as of April 3, 2019, among AXIS Specialty Finance PLC, AXIS Capital Holdings Limited and The Bank of New York Mellon Trust Company, N.A., relating to the 5.150% Senior Notes due 2045 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 4, 2019).

4.25	Form of Subordinated Indenture, to be entered into among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.26	Form of Junior Subordinated Indenture, to be entered into among AXIS Finance PLC, as issuer, AXIS Capital, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.27*	Form of Debt Securities.

4.28*	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.

4.29*	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.

4.30*	Form of Purchase Contract Agreement.

4.31*	Form of Purchase Units.

4.32	Form of Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.20 to the Registration Statement on Form S-3 filed on August 6, 2004).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Conyers Dill & Pearman Limited.

5.3	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Deloitte Ltd.

23.2	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1).

23.3	Consent of Conyers Dill & Pearman Limited (contained in Exhibit 5.2).

23.4	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.3).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, the trustee under the Senior Debt Indenture of AXIS Capital.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, the trustee under the Subordinated Debt Indenture of AXIS Capital.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, the trustee under the Junior Subordinated Debt Indenture of AXIS Capital.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the Senior Debt Indenture of AXIS Finance.

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the Subordinated Debt Indenture of AXIS Finance.

25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the Junior Subordinated Debt Indenture of AXIS Finance.

25.7	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the Senior Debt Indenture of AXIS Finance PLC.

25.8	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the Subordinated Debt Indenture of AXIS Finance PLC.

25.9	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the Junior Subordinated Debt Indenture of AXIS Finance PLC.

*	To be filed subsequently on Form 8-K or by post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AXIS Capital Holdings Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this 19th day of November, 2019.

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Albert A. Benchimol
Albert A. Benchimol Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned, being a director or officer, or both, of AXIS Capital Holdings Limited, a Bermuda-based holding company, hereby constitutes and appoints Conrad Brooks as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities the Registration Statement on Form S-3 and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits to the Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 19th day of November, 2019.

Signature	Title

/s/ Albert A. Benchimol Albert A. Benchimol	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Peter Vogt Peter Vogt	Chief Financial Officer (Principal Financial Officer)

/s/ Kent W. Ziegler Kent W. Ziegler	Controller (Principal Accounting Officer)

/s/ Michael A. Butt Michael A. Butt	Chairman of the Board

/s/ Charles A. Davis Charles A. Davis	Director

/s/ Robert L. Friedman Robert L. Friedman	Director

Signature	Title

/s/ Christopher V. Greetham Christopher V. Greetham	Director

/s/ Elanor R. Hardwick Elanor R. Hardwick	Director

/s/ Maurice A. Keane Maurice A. Keane	Director

/s/ Thomas C. Ramey Thomas C. Ramey	Director

/s/ Henry B. Smith Henry B. Smith	Director

/s/ Barbara A. Yastine Barbara A. Yastine	Director

/s/ Wilhelm Zeller Wilhelm Zeller	Director

/s/ Lizabeth H. Zlatkus Lizabeth H. Zlatkus	Director

/s/ Conrad D. Brooks Conrad D. Brooks	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AXIS Specialty Finance LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, Georgia, on this 19th day of November, 2019.

AXIS SPECIALTY FINANCE LLC

By:	/s/ Andrew M. Weissert
Andrew M. Weissert Chief Executive Officer and President

POWER OF ATTORNEY

The undersigned, being a director or officer, or both, of AXIS Specialty Finance LLC, a Delaware limited liability company, hereby constitutes and appoints Conrad Brooks as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities the Registration Statement on Form S-3 and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits to the Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 19th day of November, 2019.

Signature	Title

/s/ Andrew M. Weissert Andrew M. Weissert	Chief Executive Officer and President (Principal Executive Officer)

/s/ Martin J. McCarty Martin J. McCarty

Chief Financial Officer and Controller
(Principal Financial Officer and Principal Accounting Officer) and director of AXIS Specialty U.S. Holdings, Inc., the managing member of AXIS Specialty Finance LLC

/s/ Robert T. Lupo Robert T. Lupo	Director of AXIS Specialty U.S. Holdings, Inc., the managing member of AXIS Specialty Finance LLC

/s/ Conrad D. Brooks Conrad D. Brooks	Director of AXIS Specialty U.S. Holdings, Inc., the managing member of AXIS Specialty Finance LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AXIS Specialty Finance PLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on this 19th day of November, 2019.

AXIS SPECIALTY FINANCE PLC

By:	/s/ Sarah Hills
Sarah Hills Director

POWER OF ATTORNEY

The undersigned, being a director or officer, or both, of AXIS Specialty Finance PLC, a U.K. public limited company, hereby constitutes and appoints Conrad Brooks as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities the Registration Statement on Form S-3 and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits to the Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 19th day of November, 2019.

Signature	Title

/s/ Timothy Hennessy Timothy Hennessy	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Fintan Mullarkey Fintan Mullarkey	Chief Financial Officer, Controller and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Sarah Hills Sarah Hills	Director

/s/ Conrad D. Brooks Conrad D. Brooks	Authorized Representative in the United States